UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 11, 2011

Zhongtian Mould Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54038	27-3819552
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

c/o Codan Trust Company (Cayman) Ltd.
Cricket Square, Hutchins Drive
Grand Cayman, KY1-1111
Cayman Islands
(Address of Principal Executive Offices)

(345) 945-3901
(Registrant's telephone number, including area code)

Tianyu Steel Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 11, 2011, Zhongtian Mould Technologies, Inc., a Cayman Islands corporation (the “Company”) entered into an agreement (the “Share Exchange Agreement”) with Sino-Mould International Company Limited, a  Hong Kong, China company (“Sino-Mould”), and the shareholders of Sino-Mould (“Sellers”). The share exchange was closed on February 11, 2011. Pursuant to the terms of the Share Exchange Agreement, the Company acquired all of the outstanding capital stocks of Sino-Mould.  Sino-Mould is a holding company whose only asset is 100% of the registered capital of Jinjiang Zhongtian Mould Co., Limited (“Zhongtian Mould”), a limited liability company organized under the laws of the People’s Republic of China (“China” or “PRC”). Substantially all of Sino-Mould's operations are conducted in China through Zhongtian Mould.  Zhongtian Mould is one of the leading mould technology companies in China, focused on shoe manufacturing mould production.

In connection with the acquisition, the following transactions took place:

•
The Company issued 18,100,000 shares of the common stock, par value $.001 per share (the “Common Stock”) in exchange for all the shares of the capital stock of Sino-Mould (the “Exchange”). Upon the completion of the Exchange, the shareholders of Sino-Mould and their designees shall own approximately 99.45% common stocks of the Company.

•
The sole officer of the Company before the Exchange, Yoel Neeman, the Company’s President, resigned upon the effectiveness of the Exchange. Mr. ZHUANG Heping was elected as the Chairman of the Board, Mr. CHEN Fajin, as the Chief Executive Officer and Director of the Board, Mr. XIE Weizhi, as the Vice President, and Mr. CHEN Xinfa, as the Vice President and R&D Director.

•
Mr. Zhuang Heping, Chairman of Zhongtian Mould, was elected to serve on our Board of Directors as Chairman of the Board of the Company. Mr. CHEN Fajin, President and Chief Executive Officer of Zhontian Mould, was elected to serve as a Director of the Board. Mr. Neeman, the sole director prior to the Exchange, remained to be a director of the Company. Mr. Zhuang Heping and Mr. CHEN Fajin will become directors of the Board and Mr. Neeman will resign as a director of the Company ten days after the notice pursuant to Rule 14f-1 is mailed to the shareholders of record.

As a result of these transactions, persons affiliated with Zhongtian Mould now own securities that in the aggregate represent approximately 99.45% of the equity in the Company.

NEW MANAGEMENT

Upon the completion of the Exchange, the new executive officers and directors of the Company will be:

Name	Age	Positions with the Company
Zhuang Heping	52	Chairman
Chen Fajin	39	CEO
Xie Weizhi	45	Vice President
Chen Xinfa	33	Vice President and R&D Director

All directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualify.

Zhuang Heping, 52, Co-Founder & Chairman. Mr. Zhuang has over 20 years of experience in footwear industry management. Mr. Zhuang currently serves as Executive Director of Jinjiang Qingyang Chamber of Commerce and Vice Chairman of Jinjiang Equipment Manufacturers Association. He is responsible for the whole corporate strategies of the Company. Mr. Zhuang received his MBA degree from Huaqiao University in 2009.

Chen Fajin, 39, Co-Founder & CEO,. Mr. Chen has served on his post since the Company’s inception in 2002. Prior to that, he served as R&D Manager and General Manager of a shoe mould company invested by Taiwanese for 7 years. He has over 15 years of managerial experience in mould industry. He received his MBA degree from Huaqiao University in 2009.

Xie Weizhi, 45, Vice President and Sales Director.  Mr. Xie has served on this position since 2003. Prior to that, he worked in Quanzhou Zheng-Gu Hospital,  as Sales Manager for 9 years. Mr. Xie has 16 years of experience in sales and marketing.   Mr.Xie graduated from Quanzhou Medical School in 1993.

Chen Xinfa, 33, Vice President and R&D Director. Mr. Chen has over 12 years of R&D experience in the mould industry. He joined the Company in 2002 and built up the R&D Department from scratch. In recent years, he has completed many R&D projects, such as, EVA mould, RB mould for slipper, PVC, high lever PVC, etc.. Mr. Chen graduated from Jiangxi Pinxiang Vocational School in 1997.

FORM 10 DISCLOSURES

You should read the following discussion and analysis of our operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this document. The following discussion contains forward-looking statements. Zhongtian Moulding Technologies, Corp., including its subsidiaries are referred to herein as “we,” “us,” “our,” or the “Company.” The words or phrases “would be,” “will allow,” “expect to,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those statements concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including, among others: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under “Liquidity and Capital Resources.” Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or any other circumstances after the date of such statement unless required by law. For additional information regarding these risks and uncertainties, see “Risk Factors.”

Prior to the Exchange, the Company was a “shell company” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, as required by SEC rules, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act.

Please note that the information provided below relates to the combined Company after the Exchange, unless otherwise specifically indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Upon completion of the Exchange, there were 18,200,000 shares of the Company’s common stock issued and outstanding.

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of February 11, 2011 by the following:

•	each shareholder who beneficially owns more than 5% of our common stock;

•	each of our named executive officers;

•	Each of our directors; and

•	Executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of our common stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of February 11, 2011 (including shares subject to restrictions that lapse within 60 days of February 11, 2011) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned.

	Amount and
	Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner(1)	Ownership		of Class
ZHUANG Heping	1,416,800	(1)	7.78%
CHEN Fajin	1,127,000	(1)	6.19%
XIE Weizhi	676,200	(1)	3.72%
All such directors and executive officers as a group (3 persons) in addition to the persons named above	3,220,000		17.69%

Five Percent Shareholders (other than directors and named executive officers)
Lin Chin Piao	8,050,000	(2)	44.23%

The address for the officers and directors is No. 100, Binyang Rd,Fangjiao New Village, Chen Dai Town, Jinjiang City, Fujian Province, China. Tel No.:0086-595-8519-2802, Fax No.: 0086-595-8519-2803. The address for Mr. Lin Chin Piao is Room 1401, 14/F, World Commerce Center, Harbour City, 7-11 Canton Road, Tsimshatsui, Knowloon, Hongkong

All such directors and executive officers above as a group (3 persons) own 17.69% past-Exchange. They are the founders of Zhongtian Mould (China) and they acquired Sino-Mould's shares through Share Transfer Agreement between Zhongtian Mould (China) and Sino-Mould signed on Oct. 10, 2010.

Mr. Lin Chin Piao is the controlling party of  Sino-Mould and Zhongmo (BVI).

INFORMATION REGARDING THE ACQUIRED COMPANIES

CORPORATE STRUCTURE AND HISTORY

Sino-Mould International Company Limited (“Sino-Mould HK”) (Registration No. 1505203) was incorporated in Hong Kong in September 2010 by Mr. Zhang Zhen-liang (Macau Citizen) and Mr. Lin Chin Piao (Hong Kong Citizen) in the name of Zhongmo Investment Holdings Corp., a BVI company. Sino-Mould HK has 10,000 shares of authorized equity stock at par value of $1.

Our operating subsidiary in China, Jinjiang Zhongtian Mould Co., Ltd. (“Jinjiang Zhongtian”) was incorporated in Jinjiang City, Fujian Province of P. R. China on July 5, 2002 as a limited liability company under the laws of the People’s Republic of China (PRC) with the original registered capital of $181,216 (equivalent to RMB 1.5 million) injected by three Chinese individuals, Mr. Zhuang Heping, Mr. Xie Weizhi and Mr. Chen Fajin. On June 18, 2009, Jinjiang Zhongtian increased its registered capital to $1,425,379 (equivalent to RMB 10 million). Since its inception, Jinjiang Zhongtian has engaged in designing, manufacturing and selling shoe-mould to shoe-makers all over the world.

On October 10, 2010, Sino-Mould HK signed “Share Transfer Agreement” with the controlling parties of Jinjiang Zhongtian to acquire 100% of the equity interests of Jinjiang Zhongtian for certain cash consideration and shares of the Company’s fully paid stock, which will be vested by Jinjiang Zhongtian’s shareholders under condition that this acquisition will be approved by the provincial government. On January10, 2011, Fujian Provincial Government has approved the “Share Transfer Agreement” between Jinjiang Zhongtian Mould Co., Ltd. and Sino-Mould International Company Limited, which made Sino-Mould International Company Limited officially become the then holding company of Jinjiang Zhongtian Mould Co., Ltd., in turn, Jinjiang Zhongtian’s three shareholders become the effective controlling persons of the Company.

The following Chart illustrates our corporate structure as of the date of this document:

Chart 1. Organization Structure

Our Business

Our operating entity, Jinjiang Zhongtian Mould Co., Ltd., was founded in July 2002 in Jinjiang – “Capital City of the Top Brands in China.”  Over the last 8 years, we have built three (3) mould processing centers with full R&D capacity and modern manufacturing facilities, which are capable to produce over 28,000 pairs of quality moulds annually for the shoe makers and shoe sole makers all over the world. We have our competitive advantage in providing the customers with full-turn-key solutions, short lead time and competitive pricing with our state-of-the-art mould manufacturing technologies and order management systems.  On December 20, 2010, our company was recognized by Fujian Provincial Government as a “Hi-tech & Innovative Company,” which makes us eligible for reduced tax-rates and other government benefits in the coming years.

Our mould processing centers are equipped with 3D precision scanners, advanced CNC machines, pattern carving machines and mould testing systems. The combined production capacity of our three (3) mould processing centers is around 28,000 pairs of shoe moulds a year. In 2009, we produced 24,000 pairs of different shoe moulds which met the needs for diverse shoe types including slippers, sandals, leather shoes, and sneakers, etc. Our shoe moulds are designed and manufactured for a variety of materials used for the production of shoe soles including ethylene vinyl acetate (EVA), thermoplastic rubber (TPR), polyurethane (PU), rubber (RB), polyvinyl chloride (PVC), thermoplastic rubber (TR) and etc.

Our products are usually customized to clients’ orders and delivered on time. We also offer three (3) months of free after-sale services to our customers.

We have a large and diversified client base which covers a number of provinces in China and around the world through exporters and importers. We mainly develop our new business and customer relationships through customer referral from both down-stream customers and up-stream suppliers. We have also built up our own on-line business to business platform which generates orders from the Internet.  We also attend trade fairs in China and abroad. We also provide our customers with technical support and after-sales service through our regional representatives located in the shoe-making hubs in Hebei, Zhejiang, Jiangsu, Liaoning, Guangdong, Fujian and Henan provinces of  China and abroad. In addition, we send our regional managers, sales staffs, and service specialists to visit clients regularly, to provide technical support and to collect customers’ feedback as well as strengthen customer relationships.

Our Industry and Market Trend

We provide our products and technical services to footwear industry, which is an important part of consumer goods industry and it is directly correlated to the macro-economy condition and consumer’s consumption. According to Yearbooks of China National Bureau of Statistics, China’s economy has experienced robust growth in the last 30 years. In 2009, its GDP increased by 8.7% from the previous year and reached RMB33.5 Trillion, which makes China the 3rd largest economy in the world. China’s domestic consumption also increased rapidly in recent years. In 2009, the consumer goods sales in the retail market have exceeded RMB 12.5 trillion, an increase of 15.5% annually.

World Footwear Market Overview

According to 2009 Global Footwear Market Analysis, published by China Industrial Research Institute, the world’s annual consumption of footwear has exceeded 10 billion pairs since we entered the 21st Century, which represents a market of over USD 100 billion. Among the world's top 10 footwear consumption countries, China takes the lead by selling at least 2.2 billion pairs of shoes a year, followed by the United States with 2.1 billion pairs and India with 2 billion pairs. The emerging countries with large populations, such as, China, India, Brazil and Indonesia, will foster a continuously expanding footwear market in the world.

China Footwear Industry and Footwear Market

According to China Footwear Market Analysis, published by RNCOS, China has emerged as the largest shoe producing and exporting country in the world. In 2009, China produced around 9 billion pairs of shoes, representing around 65% of the world's total footwear production in that year. The report reveals that the footwear sales will keep growing at a compound average growth rate (CAGR) of more than 7% over the next few years. This growth is supported by the fact that China’s domestic market will expand faster than the world average, driven by a fast-growing economy and urbanization movement, which will make Chinese citizens’ average annual consumption of footwear from the current level (less than 1.5 pairs a year) to the level close to 2.5 pairs a year.

Growth in footwear industry brings in an increasing demand for shoe mould

Each pair of shoes mainly has two parts: sole and upper. Shoe makers usually produce sole and upper separately. For the sole part, it has been made by injecting the raw material into shoe moulds.  The sole and the plastic shoes made with moulds are characterized by its precision, production efficiency, and low cost. Based on the management’s industry knowledge, around RMB 1 of spending on shoe mould is needed for making each pair of shoes. That means for China’s footwear industry which produces 9 billion pairs of shoes annually, the estimated spending on shoe mould is around RMB 9 billion each year.

Competition  in our business sector

The shoe mould design and manufacture market in China is intensely competitive and highly fragmented and includes more than one thousand companies spread all over China. Among those companies, only a small portion has reached the economy of scale with fully functional designing and manufacturing capacities. Most of our competitors are located in Fujian Province, the main business hub for shoe manufacture industry in China and where Jinjiang Zhongtian locates. We compete with these competitors by leveraging on our “full turn-key” business solution to our clients including 2D pattern design, 3D prototype design, computer programming for CNC machining, assembly and final testing and after sales service. Consequently, we believe that our leading position in the industry has enabled us to win more market share from our competitors as we compete on design capacity, quality of products, ability to complete the job in time, after-sales service and pricing.

As there is no public companies engaged in shoe mould design and manufacture industry in China, there are only limited reliable resources available to us about the information of our competitors. Based on management’s industry knowledge, the competitors with similar manufacture capacities with ours includes Xieli Mould Co., Ltd., Guangyu Mould Co., Ltd. and Minfa Mould Co., Ltd., all of which are located in Jinjiang City of Fujian Province.

Our Competitive Strengths

We believe we have the following competitive strengths:

●	Leading position in the existing markets with great potential for expansion

China’s shoe mould design and manufacturing industry is highly segmented with numerous small and mostly regional companies. There does not exist any dominant player with significant market share in this industry.  In the following years, China’s shoe mould design and manufacturing industry is expected to undergo industry consolidation driven by market competition and technology innovation. Currently we maintain a leading position in China’s shoe mould design and manufacturing industry by leveraging our full-turn-key solution service and strong R&D innovation capacities.  Over the last eight years, we have not only steadily expanded our market coverage geographically, but also established a solid and diversified client base which covers the major hubs of shoe-making industry in China and globally, by consistently offering high-quality shoe moulds with short lead time and lower cost. Consequently, we believe that our leading position will enable us to further expand our business in this highly segmented industry by gaining more market shares from smaller competitors in future, by leveraging on our higher business operation efficiency due to the larger scale of our business.

●	Our “full-turn-key” business solution model

We provide our customers in shoe-making industry with a one-stop “full-turn-key” business solution, which include the whole chain of manufacturing processes associated with the manufacture of a new shoe mould including 2D pattern design, 3D prototype design, computer programming for CNC machining, assembly and final testing and  after sales service. Since most of companies in China’s shoe mould design and manufacturing industry are small and regional players, there are only limited number of companies have the capacity to provide customers with a one-stop “full-turn-key” business solution. We are one of the leading companies in China’s shoe mould design and manufacturing industry who implemented the business model of one-stop “full-turn-key” business solution to the market. Currently, with continuous improvement in operation process since our inception we have the capacity to complete the manufacture of a new shoe mould from scratch in the shortest time level in the industry.

●	Strong R&D capacities with proprietary technologies

We have the leading R&D capacities in China’s shoe mould design and manufacturing industry, with more than 160 technical professionals with extensive mould design and development experience in the industry. We have developed a series of proprietary technologies associated with our intellectual properties, which enable us to enhance our operation efficiency, leading to a lower manufacture cost and shorter turnaround time. Our strong R&D teams not only have the capacities to design new shoe moulds by following customers’ requirement, but also to develop internally and introduce new shoe designs of ourselves to the market by closely following the fashion changes in shoe industry. The capacity of introduction of our new shoe designs to the market enables us to enjoy much higher margins from the market than the design and manufacture jobs by following customers’ requirement.

●	A broaden sales and after-sales service network covering most of shoe manufacturing hubs in the world

We have established our leading position in China’s shoe mould design and manufacture industry with broaden sales network through our sales team and regional exporters and importerss covering most of the major shoe manufacturing hubs in China and globally. Our widely-spread sales network enables us to have the access to reach all our existing customers or potential customers to meet their requirement in mould design and production efficiently and closely follow the fashion change in the shoe industry as well. Our registered brand “ZT” has been widely accepted by the shoe manufacturers both in China and globally. Currently we have maintain a solid long-term business relationship with more than 100 customers, which include the sole makers for China leading local shoe brands including Anta, 361 and X-step. We also provide our customers with timely on-site and in-house technical support and fast after-sales service through our three mould processing centers and our regional representitives located closely with our customers.

●	Dedicated and seasoned management team

We have a dedicated management team with profound knowledge and management experience in the mould related industries. Mr. Zhuang Heping, our Co-Founder and Chairman, and Mr. Chen Fajin, our President, have been working in the mould industry since 1995. Our Vice President and R&D Director, Mr. Chen Xinfa, has more than ten years of experience in shoe mould industry. The rest of our management teams also have extensive experience in business development and management in shoe moulds or shoes making industry. Our senior and mid-level management team’s collective experience in shoe mould design and manufacture industry will help us effectively implement our business development strategy and growth plan in future.

●	Effective production management and quality control system

We design and introduce new products in response to identified market trends in shoe industry. We also generate sales by taking orders directly from our customers.  Since all the processing orders will need to pass through prototype review and testing as well as customers’ confirmation prior to its production, the cost of each order could be effectively managed and controlled through our internal process management system.

We also keep our customers fully informed in the whole production process and listen to their feedback to our designs and prototypes. By accepting customers' feedback and taking immediate corrective and preventive measures in the production process, we can minimize errors and loss in our production. Our production management and quality control systems have effectively improved our production efficiency and reduced our production costs. Over the last three years, we have maintained low inventory in our production line. In order to maximize the utilization of our strong design capacities and our invested equipments with our own proprietary technologies as well as shorten our turnaround time, we have strategically outsourced some processes of production to our partner companies. This alliance with other partner companies allows us to manage a larger operation efficiently with our available resources.

In June 2010, we received ISO 14001:2004 and ISO 9001:2008 certifications, which testifies our management system in terms of international standards. The chart below illustrates how our system works.

Chart 5. Working Flow

Our Properties

Our operating facilities are located in Jinjiang, Fujian Province, China.  We currently occupy around 13,000 square meters of buildings and promises in three different locations. The lease terms varied from 2 years to 3 years with average total monthly rental of $8,420 in year 2008 and $9,063 in year 2009.

Address	Area (approximate)sq. meter	Lease Term
Jinjiang	1,400	February 1, 2010 – January 31, 2011
Jinjiang	7,000	July 1, 2009 – June 30, 2011
Jinjiang	4,550	July 1, 2009- June 30, 2012

Our Intellectual Property

We have obtained the following patents:

Description of the Patent	Patent Number or Record Number
Shoe mould (new tech)	Patent no:2010202471312x
Shoe mould(new tech)	Patent no: 201020247361.3
Shoe mould(new invention)	Application no:201010217396.7
Air blow shoe mould(new tech)	Application no: 201020546991.0
Air blow shoe mould(new invention)	Application no: 201010296387.1

We have also developed six CAD/CAM software with copyrights set out below:

Description of the Copyrights	Copyrights Number
CNC host detection software V1.0	Register no:2010SR047575
Shoes mould intelligent parameter softwareV1.0	Register no:2010SR048537
CNC host performance optimization softwareV1.0	Register no:2010SR047303
Shoe mould CNC intelligent parameter softwareV1.0	Register no:2010SR048499
Shoe mould process control software V1.0	Register no:2010SR048575
Shoe mould host security data recovery software V1.0	Register no: 2010SR049422

The domain name of our official website, http://www.zhongtianmould.com, is authorized by China Internet Network Information Center (CNNIC).

As of the date of the report, Zhongtian Mould has the following trademark design, [Missing Graphic Reference] pending approval, with the Application No. 8198608.

Our Employees

We have 460, 420 and 384 full time employees as of  September 30, 2010,  December 31, 2009, and 2008 respectively. The following table set forth the number of our employees for each of our operation or functional areas of operations as of  September 30, 2010:

Operation/Functional Area	Number of Employees	% of Total
R&D and Design	160	35%
Manufacturing	242	52%
Sales & Marketing	18	4%
General Administration, Purchasing & Logistics	40	9%
Total	460	100%

We believe that we have maintained a satisfactory working relationship with our employees and we have not experienced any significant labor dispute or any difficulty in recruiting and retain qualified staff for our operations.

Our Vision and Growth Strategies

We aim to become a world leading company in the shoe mould design and manufacture industry through further leveraging our “full-turn-key” business solution model, strong R&D capacities with proprietary technologies, and a broaden sales and after-sales network to seek innovations in the industry and to achieve accelerated growth with significantly lower cost. We intend to achieve our goals through the following key strategies:

●
We plan to expedite the establishment of our mould processing centers network to increase our production capacity to meet the increasing market demand and improve our adaptability to our customers located in different places in China and globally.

●
We plan to optimize our mould design and manufacture process in order to further reduce our production cost and to shorten our turnaround time and take the advantage of our economy of scale by fully utilizing the spare design and manufacture capacities in the increasing number of mould processing centers located in different places.

●	We plan to be strategic in mergers and acquisition opportunities. Our objective in potential selective and strategic mergers and acquisitions is to augment our organic growth strategy.

●	We plan to further strengthen our management and R&D capacities by attracting and retaining the top talents in the shoe mould design and manufacture industry.

Risks and Uncertainties

The successful execution of our strategies is subject to certain risks and uncertainties, including:

●	Uncertainties regarding our ability to open and profitably operate new plants and manage our growth effectively in China and overseas countries;

●	Risks associated with political relationship between China and our target countries;

●	Uncertainties regarding our ability to maintain and enhance the attractiveness of our products;

●	Risks related to the protectionism wave in foreign countries where we sell our products;

●	Uncertainties associated with the market condition change;

●	Uncertainties associated with the revolutionary change in the footwear and the mould industry.

These risks and uncertainties, along with others, are also described in the Risk Factors section of this Current Report on Form 8-K.

Risk Factors

An investment in our common stock or other securities involves a number of risks. You should carefully consider each of the risks described below before deciding to invest in our common stock. If any of the following risks develops into actual events, our business, financial condition or results of operations could be negatively affected, the market price of our common stock or other securities could decline and you may lose all or part of your investment.

The risk factors presented below are the ones that we currently consider material. However, they are not the only ones facing our Company. Additional risks not presently known to us, or which we currently consider immaterial, may also adversely affect us. There may be risks that a particular investor views differently from us, and our analysis might be wrong. If any of the risks that we face actually occur, our business, financial condition and operating results could be materially adversely affected and could differ materially from any possible results suggested by any forward-looking statements that we have made or might make. In such case, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early-stage companies in evolving markets, such as China. Some of these risks and uncertainties relate to our ability to:

•	offer new products to attract and retain a larger customer base;
•	increase awareness of our brand and continue to develop customer loyalty;
•	respond to competitive market conditions;
•	respond to changes in our regulatory environment;
•	manage risks associated with intellectual property rights;
•	maintain effective control of our costs and expenses;
•	raise sufficient capital to sustain and expand our business; and
•	attract, retain and motivate qualified personnel

Because we are a relatively new company, we may not be experienced enough to address all the risks in our business or in our expansion. If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We expect to incur costs related to our planned expansion and growth into new plants and ventures which may not prove to be profitable. Moreover, any delays in our expansion plans could cause our profits to decline and jeopardize our business.

We anticipate that our proposed expansion of our plants may include the construction of new or additional facilities. Our cost estimates and projected completion dates for construction of new production facilities may change significantly as the projects progress. In addition, our projects will entail significant construction risks, including shortages of materials or skilled labor, unforeseen environmental or engineering problems, weather interferences and unanticipated cost increases, any of which could have a material adverse effect on the projects and could delay their scheduled openings. A delay in scheduled openings will delay our receipt of increased sales revenues, which, when coupled with the increased costs and expenses of our expansion, could cause a decline in our profits.

Our plans to finance, develop, and expand our facilities will be subject to the many risks inherent in the rapid expansion of a high growth business enterprise, including unanticipated design, construction, regulatory and operating problems, and the significant risks commonly associated with implementing a marketing strategy in changing and expanding markets. These projects may not become operational within their estimated time frames and budgets as projected at the time the Company enters into a particular agreement, or at all. In addition, the Company may develop projects as joint ventures in an effort to reduce its financial commitment to individual projects. The significant expenditures required to expand our production plants may not ultimately result in increased profits.

Our business and operations are growing rapidly. If we fail to effectively manage our operation, our business and operating results could be harmed.

To date we have experienced, and continue to experience, rapid growth in our operations. This has placed, and will continue to place, significant demands on our management, and on our operational and financial infrastructure. If we do not effectively manage our operations, the quality of our products and services will suffer, which would negatively affect our operating results. If the necessary funding can be obtained, we will be able to improve our operational, financial and management controls and our reporting systems and procedures. The complexity of this undertaking means that we are likely to face many challenges, some of which are not yet foreseeable. Problems may occur with our raw material acquisition, with the roll-out of efficient manufacturing processes, and with our ability to sell our products to our customers. If we are not able to obtain the necessary funding and operate efficiently, our business plan may fall short of its goals, and our ability to manage our growth could be hurt.

The capital investments that we plan may result in dilution of the equity of our present shareholders.

We intend to raise a large portion of the necessary funds by selling equity in our company. At present we have no commitment from any source for those funds. We cannot determine the terms on which we will be able to raise the necessary funds. It is possible that we will be required to dilute the value of our current shareholders’ equity in order to obtain the funds. If, however, we are unable to raise the necessary funds, our growth will be limited, as will our ability to compete effectively.

We operate in a highly competitive marketplace, which could adversely affect our sales and financial condition.

We compete on the basis of quality, price, product availability and security of supply, product development and customer service. Some competitors are larger than us in certain markets and may have greater financial resources that allow them to be in a better position to withstand changes in the industry. Our competitors may introduce new products based on more competitive alternative technologies that may be causing us to lose customers which would result in a decline in our sales volume and earnings. Our customers demand high quality and low cost products and services. The cost and availability of energy and strategic raw materials may continue to deteriorate domestically while improving in the international market, thus advantaging our foreign competition. Any such change in the global market could adversely impact the demand for our products. Competition could cause us to lose market share and certain lines of business, or increase expenditures or reduce pricing, each of which would have an adverse effect on our results of operations, cash flows and financial condition.

An inability to protect our intellectual property rights could reduce the value of our products, services and brand.

Our unique technologies and techniques are important assets for us. We have applied to the Chinese government for intellectual property right protection for some of the technologies that we own. However, this legal effort may sometimes not be sufficient or effective, due to the lack of effective legal enforcement in China. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, since protection of our intellectual property rights is costly and time consuming, any unauthorized use of our to-be-patented technologies could increase our cost of business and eventually harm our operating results. Moreover, since we only registered intellectual property rights for our technologies in China, our technologies may not be well protected in other countries in which our products may be sold in the future.

An increase in raw material prices could increase our costs and decrease its profits.

Changes in the cost of raw materials could significantly affect our business. Since cost for raw materials constitute a substantial part of our product price, increase in the cost of raw materials will decrease our profit margin. Although we may offset such deduction of our profit by increasing the price for our products, unforeseeable events in the market may occur to prevent the effectiveness of this method. We also rely on one major supplier to provide such raw materials. Failure to maintain business relationship with this one major supplier may make the raw materials inaccessible, and thus hurt our operation result.

Our performance and planned growth depend on raw material supply and related costs.

Difficulties with hiring, employee training and other labor issues could disrupt our operations.

We may not be able to successfully hire and train new team members or integrate those team members into the programs and policies of the Company. Any such difficulties would reduce our operating efficiency and increase our costs of operations.

Increased environmental regulation in China could increase our costs of operation.

Certain processes utilized in the production of modified plastics may result in toxic by-products. To date, the Chinese government has imposed only limited regulation on the production of these by-products, and enforcement of the regulations has been sparse. Recently, however, there is a substantial increase in focus on the Chinese environment, which has inspired considerable new regulation. This compliance regimen brings us into compliance with all Chinese environmental regulations. Additional regulation, however, could increase our cost of doing business, which would impair our profitability.

We may have difficulty establishing adequate management and financial controls in China.

The People’s Republic of China has only recently begun to adopt the management and financial reporting concepts and practices that investors in the United States are familiar with. We may have difficulty in hiring and retaining employees in China who have the experience necessary to implement the kind of management and financial controls that are expected of a United States public company. If we cannot establish such controls, we may experience difficulty in collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet U.S. standards.

We may incur significant costs to ensure compliance with U.S. corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley, and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors, on committees of our board of directors or as executive officers.

As a public company, we are required to comply with rules and regulations of the SEC, including expanded disclosure, accelerated reporting requirements and more complex accounting rules. This will continue to require additional cost management resources. We will need to continue to implement additional finance and accounting systems, procedures and controls as we grow to satisfy these reporting requirements. In addition, we may need to hire additional legal and accounting staff with appropriate experience and technical knowledge, and we cannot assure you that if additional staffing is necessary that we will be able to do so in a timely fashion. If we are unable to complete the required annual assessment as to the adequacy of our internal reporting or if our independent registered public accounting firm is unable to provide us with a qualified report as to the effectiveness of our internal controls over financial reporting in the future, we could incur significant costs to become compliant.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new technology developers and to retain and motivate our existing contractors.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products, and do not, to our knowledge, offer business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

Product liability claims could harm our business, financial condition and results of operations.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse effect. While we take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. We currently do not have product liability insurance. Although we have yet to face a product liability claim, the assertion of this type of claim could have a material adverse affect on our business, financial condition and results of operations.

Our senior management and employees have worked together for a short period of time, which may make it difficult for you to evaluate their effectiveness and ability to address challenges.

Due to our limited operating history and recent additions to our management team, certain of our senior management and employees have worked together at our company for only a relatively short period of time. As a result, it may be difficult for you to evaluate the effectiveness of our senior management and other key employees and their ability to address future challenges to our business.

There may be more advanced technologies and products which may constitute challenge against Zhongtian Mould.

We need to upgrade our technologies continuously to keep our advantage. In respect of external environment, there may be more advanced technologies or products which may constitute challenge against us. In response to such risk, we will need to constantly improve our technologies and products to maintain our leading status.

Our revenue is particularly sensitive to changes in economic conditions.

Demand for our products, is particularly sensitive to changes in general economic conditions. During periods of economic downturn, tarmera may reduce the money they spend on our products, which would materially and adversely affect our ability to generate revenue from our business, and our financial condition and results of operations.

A substantial majority of our revenues are currently concentrated in China and exports.  If the either of the markets experiences an economic downturn, our ability to generate adequate cash flow would be materially and adversely affected.

Substantial majority of our revenues are currently concentrated in China and exports market. We expect China and exports market to continue to be the important sources of our revenues. If China and exports market experience an economic downturn, negative changes in government policy, a natural disaster and so on, our ability to generate adequate cash flow would be materially and adversely affected.

We may not be able to successfully expand our business network into new regions which could harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

We are pursuing a strategy to expand our sales into new regions and countries.  Based in Fujian province, we aim to expand our mould processing center into other cities of Guangdong, Zhejiang, Hebei province and other countries. In the new locations, we will encounter new difficulties and regulatory environments and political, cultural and economic environments, and compete with local competitors.  The lack of local expertise may harm or reverse our growth potential and our ability to increase our revenues, or even result in a decrease in revenues.

We face intensive competition, and if we do not compete successfully against new and existing competitors, we may lose our market share, and our profitability may be adversely affected

Some of our existing and potential competitors, Minfa Mould (Fujian) Co.,Ltd.  Xieli Mould Co. Ltd., Jinjiang Guangyu Mould Co., Ltd., may have competitive advantages, such as significantly greater financial, marketing or other resources and may be able to mimic and adopt our business model. We cannot assure you that we will be able to successfully compete against new or existing competitors.

We depend on the leadership and services of Mr. ZHUANG Heping, who is our founder, chairman, and our largest shareholder, and our business and growth prospects may be severely disrupted if we lose his services.

Our future success is dependent upon the continued service of Mr. ZHUANG Heping, our founder and chairman and a major shareholder. We rely on his industry expertise and experience in our business operations, and in particular, his business vision, management skills, and working relationships with our employees, our other major shareholders and many of our clients. If he was unable or unwilling to continue in his present position, or if he joins a competitor or forms a competing company in violation of his employment agreement and noncompeting agreement, we may not be able to replace him easily or at all. As a result, our business and growth prospects may be severely disrupted if we lose his services.

Our expansion plan would be restricted by managerial system deficiencies and shortage of human resources.

With the expansion of our business, update of related managerial systems and shortage of human resources may restrict our company’s development. We expand our business in a rapid speed, and there may not be enough talents. Theses factors may adversely affect our business.

If we do not continue to expand and maintain an effective sales and marketing team it will cause disruptions of our operations, restrict our sales efforts and negatively affect our revenue.

Many of our sales and marketing personnel have only worked for us for a short period of time. We depend on our marketing staff to sell to our existing and potential clients. We will need to further increase the size of our sales and marketing staff if our business continues to grow. We may not be able to hire, retain, integrate or motivate our current or new marketing personnel, which may cause short-term disruptions of our operations, restrict our sales efforts and negatively affect our business.

We may need additional capital and we may not be able to obtain it, which could adversely affect our liquidity and financial position.

To further expand our business we may require additional cash resources. If these sources are insufficient to satisfy our cash requirements, we may have to sell additional equity or debt securities or obtain credit facilities. The sale of convertible debt securities or additional equity securities may result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and may result in operating and financing covenants that may restrict our operations and liquidity.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perception of, and demand for, securities of alternative mould industry;

•	conditions of the U.S. and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	PRC governmental regulation of foreign investment in mould industry or shoe making industry in China;

•	economic, political and other conditions in China; and

•	PRC governmental policies relating to foreign currency borrowings.

We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could have a material adverse effect on our liquidity and financial condition.

If we fail to maintain an effective system of internal controls, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our stock may be adversely impacted.

Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. If we fail to maintain an effective system of internal controls in the future, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our stock may be adversely impacted.

We have limited international operation experience

We have very limited international operation experience and may encounter major difficulties in our international expansion, which may result in negative impact on our operation and financial performance.

The Company is not likely to hold annual shareholder meetings in the next few years.

Unless listed on a national exchange, the management does not expect to hold annual meetings of shareholders in the next few years, due to the expenses involved. The current members of the Board of Directors were appointed to that position by the previous directors. If other directors are added to the Board in the future, it is likely that the current directors will appoint them. As a result, the shareholders of the Company will have no effective means of exercising control over the operations of the Company.

Risks related to an investment in our common stock

Our senior executive officers have a large degree of control on us through their position and stock ownership and their interests may differ from other stockholders.

Our senior executive officers have large ownership interests in the Company. As a result, they will be able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions such as business combinations. Their interests may differ from that of other stockholders.

We do not intend to pay cash dividends in the foreseeable future.

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries based in the PRC. Our operating subsidiaries, from time to time, may be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See “Risks related to doing business in the People’s Republic of China” above.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock. Further, no public trading market is expected to develop in the foreseeable future unless and until the Company files a registration statement under the Securities Act of 1933, as amended (the “Securities Act”). Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  You may not be able to sell your shares due to the absence of an established trading market.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Our common stock is subject to the Penny Stock Regulations.

Our common stock is, and will continue to be subject to the SEC’s “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the brokerdealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares of common stock will be issuable for future sale which will dilute the ownership percentage of our current holders of common stock. The availability for public resale of those shares may depress our stock price.

Also as a result, there will be a significant number of new shares of common stock on the market in addition to the current public float. Sales of substantial amounts of common stock, or the perception that such sales could occur, and the existence of warrants to purchase shares of common stock at prices that may be below the then current market price of the common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

Enforcement against us or our directors and officers may be difficult.

Because our principal assets are located outside of the U.S. and some or all our directors and officers, both present and future, reside outside of the U.S., it may be difficult for you to enforce your rights based on U.S. federal securities laws against us and our officers and some directors or to enforce a U.S. court judgment against us or them in the PRC.

In addition, our operating company is located in the PRC and substantially all of its assets are located outside of the U.S. It may therefore be difficult for investors in the U.S. to enforce their legal rights based on the civil liability provisions of the U.S. Federal securities laws against us in the courts of either the U.S. or the PRC and, even if civil judgments are obtained in U.S. courts, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties under the U.S. Federal securities laws or otherwise.

Future Issuance of Securities may dilute your ownership interest.

We may need to issue large amount of common stock and securities that may be superior in rights to or convertible into common stock, diluting your ownership interest in us.

Failure to absorb new acquisitions.

We have limited resources in terms of management and operation talents and do not have the needed Exchange and acquisition expertise and experience and may not be successful in identifying the right acquisition targets and successful consummate or digest such targets. If we fail, our business and financial results will be adversely affected.

Risks related to doing business in China

Our business operations are conducted entirely in China. Because China’s economy and its laws, regulations and policies are different from those typically found in the West and are continually changing, we will face risks including those summarized below.

China is a developing nation governed by a one-party government and may be more susceptible to political, economic, and social upheaval than other nations.

China is a developing country governed by a one-party government. China is also a country with an extremely large population, widening income gaps between rich and poor and between urban and rural residents, minority ethnic and religious populations, and growing access to information about the different social, economic, and political systems to be found in other countries. China has also experienced extremely rapid economic growth over the last decade, and its legal and regulatory systems have changed rapidly to accommodate this growth. These conditions make China unique and may make it susceptible to major structural changes. Such changes could include a reversal of China’s movement to encourage private economic activity, labor disruptions or other organized protests, nationalization of private businesses, internal conflicts between the police or military and the citizenry, and international political or military conflict. If any of these events were to occur, it could shut down China’s economy and cause us to temporarily or permanently cease operations.

The PRC’s laws, regulations and policies, and changes to them, may limit our ability to operate profitably or prevent us from operating at all.

Our facilities and mould processing centers, as well as our suppliers and the shoe producers on whom they depend, most of them are located in China. The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy, including the production, distribution and sale of our merchandise. In particular, we are subject to regulation by local and national branches of the Ministries of Commerce and Transportation, as well as the General Administration of Quality Supervision, the State Administration of Foreign Exchange, and other regulatory bodies. In order to operate under PRC law, we require valid licenses, certificates and permits, which must be renewed from time to time. If we were to fail to obtain the necessary renewals for any reason, including sudden or unexplained changes in local regulatory practice, we could be required to shut down all or part of our operations temporarily or permanently.

Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to agriculture, taxation, land use rights and other matters. Such changes could be made at the national or local level and in the form of: farm subsidies; corporate tax rates; employee benefits; leaseholder or land-use rights; enforceability of contracts; intellectual property; or retail pricing. The effects of such changes on our business cannot be predicted but could be significant.

All of our assets are located in China. So any dividends or proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our assets are located inside China. Under the laws governing foreign interested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to both the relevant government agency’s approval and supervision as well the foreign exchange control. This may generate additional risk for our investors in case of dividend payment or liquidation.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the China do not provide insurance for funds held on deposit. As a result, in the event of a bank failure, we may not have access to funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Anti-inflation measures may be ineffective or harm our ability to do business in China.

In recent years, the PRC government has instituted anti-inflationary measures to curb the risk of an overheated economy characterized by debilitating inflation. These measures have included devaluations of the renminbi, restrictions on the availability of domestic credit, and limited re-centralization of the approval process for some international transactions. These austerity measures may not succeed in slowing down the economy’s excessive expansion or control inflation, or they may slow the economy below a healthy growth rate and lead to economic stagnation or recession; in the worst-case scenario, the measures could slow the economy without curbing inflation. The PRC government could adopt additional measures to further combat inflation, including the establishment of price freezes or moratoriums certain projects or transactions. Such measures could harm the economy generally and hurt our business by limiting the income of our customers available to purchase our merchandise, by forcing us to lower our profit margins, and by limiting our ability to obtain credit or other financing to pursue our expansion plans or maintain our business.

Governmental control of currency conversions may affect the value of your investment.

All of our revenue is earned in renminbi, and any future restrictions on currency conversions may limit our ability to use revenue generated in renminbi to make dividend or other payments in U.S. dollars. Although the PRC government introduced regulations in 1996 to allow greater convertibility of the renminbi for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises like us may buy, sell or remit foreign currencies only after providing valid commercial documents at a PRC banks specifically authorized to conduct foreign-exchange business.

In addition, conversion of renminbi for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign-exchange accounts for capital account items. There is no guarantee that PRC regulatory authorities will not impose additional restrictions on the convertibility of the renminbi. Such restrictions could prevent us from distributing dividends and thereby reduce the value of our stock.

The fluctuation of the exchange rate of the renminbi against the dollar could reduce the value of your investment.

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and renminbi. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into renminbi for our operations, appreciation of the renminbi against the U.S. Dollar could reduce the value in renminbi of our funds. Conversely, if we decide to convert our renminbi into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the renminbi, the U.S. dollar equivalent of our earnings from The Company, our subsidiary in China, would be reduced. In addition, the depreciation of significant U.S. Dollar-denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the renminbi to the U.S. Dollar. Under the new policy, the renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an appreciation of the renminbi against the U.S. dollar of approximately 12% as of the date of this report. While the international reaction to the renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the renminbi against the U.S. Dollar.

We receive all of our revenues in renminbi. The PRC government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of the China. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where renminbi are to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies.

The PRC government could also restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay certain expenses as they come due.

Recently-modified SAFE regulations may restrict our ability to remit profits out of China as dividends.

SAFE Regulations regarding offshore financing activities by PRC residents have recently undergone a number of changes which may increase the administrative burdens we face. The failure of our stockholders who are PRC residents to make any required applications and filings pursuant to these regulations may prevent us from being able to distribute profits and could expose us and our PRC-resident stockholders to liability under PRC law.

SAFE issued a public notice (the “October Notice”), effective as of November 1, 2005, and implementation rules in May 2007, which require registration with SAFE by the PRC-resident stockholders of any foreign holding company of a PRC entity. These regulations apply to our stockholders who are PRC residents. In the absence of such registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In the event that our PRC-resident stockholders have not followed the procedures required under the October Notice and its implementation rules, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions, and we could face liability for evasion of foreign-exchange regulations. Such consequences could affect our good standing under PRC regulations and our ability to operate in the PRC, and could therefore diminish the value of your investment.

China’s legal and judicial system may not adequately protect our business and operations and the rights of foreign investors.

China’s legal and judicial system may negatively impact foreign investors. In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in the China. However, the China’s system of laws is not yet comprehensive. The legal and judicial systems in the China are still rudimentary, and enforcement of existing laws is inconsistent. Many judges in the China lack the depth of legal training and experience that would be expected of a judge in a more developed country. Because the China judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country. It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction. The China’s legal system is based on civil law, or written statutes; a decision by one judge does not set a legal precedent that must be followed by judges in other cases. In addition, the interpretation of Chinese laws may vary to reflect domestic political changes.

As a matter of substantive law, the foreign-invested enterprise laws provide significant protection from government interference. In addition, these laws guarantee the full enjoyment of the benefits of corporate articles and contracts to foreign-invested enterprise participants. These laws, however, do impose standards concerning corporate formation and governance, which are qualitatively different from the general corporation laws of the United States. Similarly, the PRC accounting laws mandate accounting practices that are not consistent with U.S. generally accepted accounting principles. PRC accounting laws require that an annual “statutory audit” be performed in accordance with PRC accounting standards and that the books of account of foreign-invested enterprises are maintained in accordance with Chinese accounting laws. Article 14 of the PRC Wholly Foreign-Owned Enterprise Law requires a wholly foreign-owned enterprise to submit certain periodic fiscal reports and statements to designated financial and tax authorities, at the risk of business license revocation.

As a matter of enforcement, although the enforcement of substantive rights may appear less clear than in the U.S., foreign-invested enterprises and wholly foreign-owned enterprises are PRC-registered companies, which enjoy the same status as other PRC-registered companies in business-to-business dispute resolution. Because the Articles of Association of the Company do not specify a method for the resolution of business disputes, the Company and other parties involved in any business dispute are free to proceed either in the Chinese courts or, if they are in agreement, through arbitration. Under PRC law, any award rendered by an arbitration tribunal is enforceable in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards. Therefore, PRC laws relating to business-to-business dispute resolution should not work to the disadvantage of foreign-invested enterprises such as the Company.

However, the PRC laws and regulations governing our current business operations are sometimes vague and uncertain. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business and the enforcement and performance of our arrangements with suppliers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign-invested enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

In addition, some of our present and future executive officers and directors may be residents of the PRC and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to effect service of process in the United States, or to enforce a judgment obtained in the United States against us or any of these persons.

Our business operations may be affected by legislative or regulatory changes.

The regulatory department of the government may issue new rules and regulations which may raise higher requirements for operation, qualifications of employees and hardware levels. Changes in laws and regulations or the enactment of new laws and regulations governing  mould, our business licenses or otherwise affecting our business in China may materially and adversely affect our business prospects and results of operations. Substantially all of our assets are located in China and substantially all of our revenues are derived from our operations in China. Accordingly, our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as governmental policies, could affect the financial markets in China and our liquidity and access to capital and our ability to operate our business.

The PRC economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth over the past, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency- denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of China’s economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that could restrict our overseas and cross-border investment activity, and a failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

The PRC National Development and Reform Commission, or NDRC, and SAFE recently promulgated regulations that require PRC residents and PRC corporate entities to register with and obtain approvals from relevant PRC government authorities in connection with their direct or indirect offshore investment activities. These regulations apply to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.

Under the SAFE regulations, PRC residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments. In addition, any PRC resident who is a direct or indirect shareholder of an offshore company is required to file with the local branch of SAFE, with respect to that offshore company, any material change involving capital variation, such as an increase or decrease in capital, transfer or swap of shares, Exchange, division, long term equity or debt investment or creation of any security interest over the assets located in China. If any PRC shareholder fails to make the required SAFE registration, the PRC subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation, to their offshore parent company, and the offshore parent company may also be prohibited from injecting additional capital into their PRC subsidiaries. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

We cannot assure you that all of our shareholders who are PRC residents will comply with our request to make or obtain any registrations or approvals required under these regulations or other related legislation. Furthermore, as the regulations are relatively new, the PRC government has yet to publish implementing rules, and much uncertainty remains concerning the reconciliation of the new regulations with other approval requirements. It is unclear how these regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. The failure or inability of our PRC resident shareholders to comply with these regulations may subject us to fines and legal sanctions, restrict our overseas or cross-border investment activities, limit our ability to inject additional capital into our PRC subsidiaries and the ability of our PRC subsidiaries to make distributions or pay dividends, or materially and adversely affect our ownership structure. If any of the foregoing events occur, our acquisition strategy and business operations and our ability to distribute profits to you could be materially and adversely affected.

The PRC tax authorities may require us to pay additional taxes in connection with our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China.

Our operations and transactions are subject to review by the PRC tax authorities pursuant to relevant PRC laws and regulations. However, these laws, regulations and legal requirements change frequently, and their interpretation and enforcement involve uncertainties. For example, in the case of some of our acquisitions of offshore entities that conducted their PRC operations through their affiliates in China, we cannot assure you that the PRC tax authorities will not require us to pay additional taxes in relation to such acquisitions. In the event that the sellers failed to pay any taxes required under PRC law in connection with these transactions, the PRC tax authorities might require us to pay taxes, together with late-payment interest and penalties.

If any of our PRC affiliates becomes the subject of a bankruptcy or liquidation proceeding, we may lose the ability to use and enjoy those assets, which could reduce the size of our cosmetology service network and materially and adversely affect our business, ability to generate revenue and the market price of our stock.

To comply with PRC laws and regulations relating to foreign ownership restrictions in the medical business, we currently conduct our operations in China through contractual arrangements with Zhongtian Mould, its shareholders and subsidiaries. As part of these arrangements, Zhongtian Mould and its subsidiaries hold certain of the assets that are important to the operation of our business. If any of these entities goes bankrupt and all or part of their assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of Zhongtian Mould and its subsidiaries undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, our ability to generate revenue and the market price of our stock.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

Substantially all of our revenues and operating expenses are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, WOFE may purchase foreign exchange for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange. However, we cannot assure you that the relevant PRC governmental authorities will not limit or eliminate our ability to purchase foreign currencies in the future. Since a significant amount of our future revenues will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenues generated in Renminbi to fund our business activities outside China, if any, or expenditures denominated in foreign currencies. Foreign exchange transactions under the capital account are still subject to limitations and require approvals from, or registration with, the State Administration of Foreign Exchange and other relevant PRC governmental authorities. This could affect WOFE’s ability to obtain foreign exchange through debt or equity financing, including by means of loans or capital contributions from us.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this document. The following discussion contains forward-looking statements. Zhongtian Mould Technologies Corp. including its subsidiaries are referred to herein as “we,” “us,” “our,” or the “Company.” The words or phrases “would be,” “will allow,” “expect to,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” or similar expressions are intended to identify forward-looking statements. Such statements include, among others, those statements concerning our expected financial performance, our corporate strategy and operational plans. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including, among others: (a) those risks and uncertainties related to general economic conditions in China, including regulatory factors that may affect such economic conditions; (b) whether we are able to manage our planned growth efficiently and operate profitable operations, including whether our management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to successfully manage and exploit existing and potential market opportunities; (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations; and (d) whether we are able to successfully fulfill our primary requirements for cash which are explained below under “Liquidity and Capital Resources.” Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or any other circumstances after the date of such statement unless required by law. For additional information regarding these risks and uncertainties, see “Risk Factors.”

General

Our operating entity, Jinjiang Zhongtian Mould Co., Ltd., was founded in July 2002 in Jinjiang –”Capital City of the Top Brands in China.”  Over the last 8 years, we have built three (3) mould processing centers with full R&D capacity and modern manufacturing facilities, which are capable to produce over 28,000 pairs of quality moulds annually for the shoe makers and shoe sole makers all over the world. We have our competitive advantage in providing the customers with full-turn-key solutions, short lead time and competitive pricing with our state-of-the-art mould manufacturing technologies and order management systems.  On December 20, 2010, our company was recognized by Fujian Provincial Government as a “Hi-tech & Innovative Company,” which makes us eligible for reduced tax-rates and other government benefits in the coming years.

Our mould processing centers are equipped with 3D precision scanners, advanced CNC machines, pattern carving machines and mould testing systems. The combined production capacity of our three (3) mould processing centers is around 28,000 pairs of shoe moulds a year. In 2009, we produced 24,000 pairs of different shoe moulds which met the needs for diverse shoe types including slippers, sandals, leather shoes, and sneakers, etc. Our shoe moulds are designed and manufactured for a variety of materials used for the production of shoe soles including ethylene vinyl acetate (EVA), thermoplastic rubber (TPR), polyurethane (PU), rubber (RB), polyvinyl chloride (PVC), thermoplastic rubber (TR) and etc.

Our products are usually customized to clients’ orders and delivered on time. We also offer three (3) months of free after-sale services to our customers.

We have a large and diversified client base which covers a number of provinces in China and around the world thought exporters and importers in China. We mainly develop our new business and customer relationships through customer referral from both down-stream customers and up-stream suppliers. We have also built up our own on-line business to business platform which generates orders from the Internet.  We also attend trade fairs in China and abroad. We also provide our customers with technical support and after-sales service through our regional representatives located in the shoe-making hubs in Hebei, Zhejiang, Jiangsu, Liaoning, Guangdong, Fujian and Henan provinces of  China and abroad. In addition, we send our regional managers, sales staffs, and service specialists to visit clients regularly, to provide technical support and to collect customers’ feedback as well as strengthen customer relationships.

Results of Operations

Comparison of Fiscal Year Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the fiscal year periods ended December 31, 2009 and 2008, both in dollars and as a percentage of our revenues.

	Fiscal years Ended		Fiscal years Ended
	31-Dec-09		31-Dec-08
		% of		% of
	Amount	Revenues	Amount	Revenues
Revenues	$28,277,864	100.00%	$18,378,086	100.00%
Cost of goods sold	17,425,481	61.62%	11,700,650	63.67%
Gross profit	10,852,383	38.38%	6,677,436	36.33%
Selling and marketing expenses	173,253	0.61%	125,164	0.68%
General and administrative expenses	718,498	2.54%	552,218	3.00%
Operating income	9,960,632	35.22%	6,000,054	32.65%
Interest income	2,154	0.01%	3,966	0.02%
Income before income tax provision	9,962,786	35.23%	6,004,020	32.67%
Income tax provision	2,759,205	9.76%	1,676,837	9.12%
Net income	7,203,581	25.47%	4,327,183	23.55%
Other comprehensive income	9,193	0.03%	242,833	1.32%
Total Comprehensive income	$7,212,774	25.51%	$4,570,016	24.87%

Revenues. During the year ended December 31, 2009, we generated $28.3 million of revenue, compared to $18,4 million for the year ended December 31, 2008. This represented an increase of approximately $9.9 million, or 54% on year to year basis.  The increase was mainly attributable to the increase in our product demand both from domestic market and international market. Our sales generated from international market by exporters and importers increased by 45.4% from $7.5 million in 2008 to $10.9 million in 2009, while our sales generated from domestic market increased by 59.7% from $10.9 million in 2008 to $17.4 million in 2009. In terms of product category, our sales of EVA mould posted an annual increase of 52.8% from $7.6 million in 2008 to $11.7 in 2009, while the sales of TPR mould increased by 86.7% from $5.2 million in 2008 to $9.6 million in 2009.

Gross Profit and Gross Margin. Our gross profit increased to $10.8 million in the fiscal year ended December 31, 2009, compared to $6,7 million in the fiscal years ended December 31, 2008. Gross margin improved from 36.3 percent during the fiscal years ended December 31, 2008 to 38.4% during the fiscal years ended December 31, 2009. The increase in gross margin during the period was primarily due to a better cost control resulted from the improvement in our production and management process, offset by the slight increase in the cost of raw material and labor cost.

Sales and Marketing Expenses. Sales and Marketing expenses increased to $173,253 in the fiscal year ended December 31, 2009, compared to $125,164 in the fiscal years ended December 31, 2008. This increase in our sales and marketing expense was mainly due to our increased sales and marketing activities during the period.

General and Administrative Expenses. Our general and administrative expenses increased to $718,498 in the fiscal year ended December 31, 2009, compared to $552,218 in the same period in 2008. The increase in general and administrative expenses was mainly  attributable to the increase in the employee’s compensation during the period.

Interest Income. Offsetting interest expenses with bank interest on our deposit,  we incurred a net interest income of  $2,154 in the fiscal year ended December 31, 2009,  compared to a net interest income of   $3,966  for the fiscal year ended December 31, 2008.

Income before Income Taxes Provision. Our income before income taxes provision increased to $10.0 million in the fiscal years ended December 31, 2009 from $6.0 million in the fiscal year ended December 31, 2008. This increase was mainly due to the increase in our revenue and improvement in our gross margin during the period.

Income Tax Provision. Income tax provision increased to $2.8 million in the fiscal years ended December 31, 2009, compared to $1,7 million in the fiscal year ended December 31, 2008.

Net  Income. In the fiscal year ended December 31, 2009, we generated net income of $7.2 million, compared to $4.3 million in the fiscal year ended December 31,2008. This increase in our net income was primarily attributable to the factors discussed above.

Comparison of Nine Months Ended September 30, 2010 and September 30, 2009

The following table sets forth key components of our results of operations during the nine months ended September 30, 2010 and 2009,  both in dollars as well as a percentage of our revenues.

	Nine Months Ended		Nine Months Ended
	30-Sep-2010		30-Sep-2009
		% of		% of
	Amount	Revenues	Amount	Revenues
Revenues	$27,873,265	100.00%	$20,973,750	100.00%
Cost of goods sold	16,850,417	60.45%	12,871,779	61.37%
Gross profit	11,022,848	39.55%	8,101,971	38.63%
Selling and marketing expenses	179,626	0.64%	124,913	0.60%
General and administrative expenses	656,449	2.36%	523,583	2.50%
Operating income	10,189,616	36.56%	7,453,475	35.54%
Interest income	5,158	0.02%	1,763	0.01%
Income before income tax provision	10,194,774	36.58%	7,455,238	35.55%
Income tax provision	2,824,483	10.13%	2,064,374	9.84%
Net income	7,370,291	26.44%	5,390,864	25.70%
Other comprehensive income	308,373	1.11%	7,571	0.04%
Total Comprehensive income	$7,678,664	27.55%	$5,398,435	25.74%

Revenues. Our revenues increased to $27.9 million in the nine months ended September 30, 2010, compared to $21.0 million in the nine months ended September 30 in 2009, representing a 33% increase. The significant increase in revenue during the period was mainly attributable to the sales increase in domestic market, specifically in Fujian, Hebei and Guangdong Province. Our sales generated from international market by exporters and importers increased by 21.3% from $10.3 million in the nine months ended September 30, 2010 to $8.5 million in the nine months ended September 30 in 2009, while our sales generated from domestic market increased by 41.1% from $17.6 million in the nine months ended September 30 in 2010 to $12.5 million in the nine months ended September 30 in 2009. In terms of product category, sales increase in the first three quarters of 2010 in each product category were almost the same, varying from 28% to 34% on year on year basis . EVA mould was still our major product which contributed around 43% of overall sales, while TPR mould followed in the second and contributed around 33% of our sales.  RB mould and Air-blow mould took the rest.

Gross Profit and Gross Margin. Our gross profit increased to $11.0 million in the nine months ended September 30, 2010, compared to $8.1 million in the nine months ended September 30, 2009. Gross margin improved from 38.6 percent during the nine months ended September 30, 2010 to 39.6% during the nine months ended September 30, 2009. The increase in gross margin during the period was primarily due to a better cost control resulted from the improvement in our production and management process, offset by the slight increase in the cost of raw material and labor cost.

Selling and Marketing Expenses.  Selling and marketing expenses increased to $179, 626 in the nine months ended September 30, 2010, from $ 124,913 in the same period in 2009. The increase was primarily attributable to our increased sales and marketing activities during the period.

General and Administrative Expenses. Our general and administrative expenses increased to $656, 449 in the nine months ended September 30, 2010, compared to $523,583 in the same period of 2009. The increase in general and administrative expenses was mainly  attributable to the increase in the employee’s compensation during the period.

Interest Income. We don’t have any bank loan at the end of this period. With increase in our bank deposit, we incurred a net interest income of  $5,158  for the nine months ended September 30, 2010, compared to a net interest income of  $1,763 in the same period in 2009.

Income before Income Taxes Provision. Our income before income taxes provision increased to $10,194,774 in the nine months ended September 30, 2010 from $7,455,238 in the same period in 2009. This increase was due to the increase in our revenue and improvement in our gross margin during the period.

Income Tax Provision. Income tax provision increased to $2,824,483 in the nine months ended September 30, 2010 from $2,064,374 in the same period in 2009 as we had higher taxable income.

Net  Income. In the nine months ended September 30, 2010, we generated net income of $7,370,291, compared to $5,390,864 in the same period in 2009. This increase in our net income was primarily attributable to the factors discussed above.

Liquidity and Capital Resources

As of September 30, 2010 and December 31, 2009, we had cash and cash equivalents of $1,386,653 and $778,686, respectively, consisting primarily of cash on hand and bank deposits, compared to $338,198 as of December 31, 2008. Our funds are kept in financial institutions located in the PRC, which do not provide insurance for amounts on deposit. Moreover, we are subject to the regulations of the PRC which restrict the transfer of cash from the PRC, except under certain specific circumstances. Accordingly, such funds may not be readily available to us to satisfy obligations which have been incurred outside the PRC. As of September 30, 2010 and December 31, 2009, we had working capital of $16,833,192 and $11,450,408, respectively, compared to $5,405,359 as of December 31, 2008.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	2009	2008
Net cash provided by operating activities	$1,760,171	$1,616,044
Net cash used in investing activities	(703,296)	(44,086)
Net cash used in financing activities	(616,944)	(1,565,546)
Effect of Exchange Rate Changes on Cash	557	21,464
Net increase in Cash and Cash Equivalents	440,488	27,876
Cash and Cash Equivalents at Beginning of the Year	338,198	310,322
Cash and Cash Equivalents at End of the Year	778,686	338,198

Operating activities

Net cash provided by operating activities was approximately $3.0 million for the nine months ended September 30, 2010 as compared to approximately $1.1 million net cash provided by operating activities for the same period in 2009. Net cash provided by operating activities in the nine months ended September 30, 2010 was mainly due to the net income of $7.4 million and a $1.5 million increase in income taxes payable, offset by a $5.9 million increase in advances to suppliers during the period.

Investing activities

Net cash used by investing activities in the year ended December 31, 2009 was $0.7 million as compared to net cash used in investing activities of $44,068 in the year ended December 31, 2008. The cash used by investing activities in the year ended December 31, 2009 was mainly attributable to the capital expenditure of $0.4 million in the purchase of new equipments for the #4 mould processing center and a loan payment of $0.3 million to related parties during the period.

Financing activities

Net cash used by financing activities for the nine months ended September 30, 2010 totaled $2.0 million as compared to $0.4 million used by financing activities for the nine months ended September 30, 2009. The cash used by financing activities for the nine months ended September 30, 2010 was mainly attributable to dividend payout of $1.7 million and repayment of $0.3 million to bank loans during the period

We believe that our cash on hand and cash flows from operations will be sufficient to fund our capital needs and operations for at least the next 12 months. , but after 12 months we may require additional cash resources to meet our expected capital expenditure and working capital needs to implement our expansion through the acquisition of two shoe mould processing centers. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or obtain additional credit facilities. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

The following table sets forth a summary of our cash flows for the periods indicated:

Cash Flow
(all amounts in U.S. dollars)

	Nine Months Ended
	September 30,
	2010	2009
Net cash provided by operating activities	$2,975,958	$1,155,439
Net cash used in investing activities	(360,851)	(787,782)
Net cash used in financing activities	(2,029,381)	(375,024)
Effect of Exchange Rate Changes on Cash	22,241	274
Net increase (decrease) in Cash and Cash Equivalents	607,967	(7,093)
Cash and Cash Equivalents at Beginning of the Quarter	778,686	338,198
Cash and Cash Equivalents at End of the Quarter	1,386,653	331,105

Operating activities

Net cash provided by operating activities was approximately $3.0 million for the nine months ended September 30, 2010 as compared to approximately $1.1 million net cash provided by operating activities for the same period in 2009. Net cash provided by operating activities in the nine months ended September 30, 2010 was mainly due to the net income of $7.4 million and a $1.5 million increase in income taxes payable, offset by a $5.9 million increase in accounts receivable during the period. .

Investing activities

Net cash used by investing activities for the nine months ended September 30, 2010 was $0.4 million as compared to net cash used in investing activities of $0.8 million for the nine months ended September 30, 2009. The cash used by investing activities in for the nine months ended September 30, 2010 was mainly attributable to the capital expenditure of $0.7 million in the purchase of new equipments for mould processing center, offset by the payment of $0.3 million received from related parties during the period.

Financing activities

Net cash used by financing activities for the nine months ended September 30, 2010 totaled $2.0 million as compared to $0.8 million used by financing activities for the nine months ended September 30, 2009. The cash used by financing activities for the nine months ended September 30, 2010 was mainly attributable to dividend payout of $1.7 million and repayment of $0.3 million to bank loans during the period

We believe that our cash on hand and cash flows from operations will be sufficient to fund our operations and capital expenditures for at least the next 12 months, but after 12 months we may require additional cash resources to meet our expected capital expenditure and working capital needs to implement our expansion through the acquisition of two shoe mould processing centers. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or obtain additional credit facilities. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on their financial condition or results of operations.

Critical Accounting Policies and Estimates

We prepare our combined financial statements in conformity with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities as of the date of our financial statements and our revenues and expenses during the financial reporting period. Our estimates and assumptions are based on available information and our historical experience, as well as other estimates and assumptions that we believe to be reasonable. The estimates and assumptions that form the basis for our judgments may not be readily apparent from other sources. We continually evaluate these estimates and assumptions based on the most recently available information, our own experience and other assumptions that we believe to be reasonable. Our actual results may differ significantly from estimated amounts as a result of changes in our estimates or changes in the facts or circumstances underlying our estimates and assumptions. Some of our accounting policies require higher degrees of judgment than others in their application. We consider the policies discussed below to be critical to an understanding of our financial statements as their application places the most significant demands on our management’s judgment. When reviewing our combined financial statements, you should take into account:

▪	our critical accounting policies discussed below;

▪	the related judgments made by our management and other uncertainties affecting the application of these policies;

▪	the sensitivity of our reported results to changes in prevailing facts and circumstances and our related estimates and assumptions; and

▪	the risks and uncertainties described under “Risk Factors.”

See note 2 to our consolidated financial statements for additional information regarding our critical accounting policies.

Executive Compensation

Information regarding the compensation paid to the executive officers and directors of the Company during the past two fiscal years is set forth in Part III, Item 11 of the Company’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on August 30, 2010. None of the individuals who served as officers of the Company during the past two fiscal years will remain an officer or director of the Company after the Exchange.

The following table sets forth all compensation paid or accrued by Zhongtian Mould to the individuals who will become the officers and directors of Zhongtian Mould for services rendered during the preceding two fiscal years. The compensation comprises base salary and bonus.

Summary Compensation Table

				Nonequity
				Incentive Plan	All Other
		Salary	Bonus	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)	($)	($)
Zhuang Heping
Co-Founder	2009	0	0	0	0	0
Chairman of the Board	2008	0	0	0	0	0
Chen Fajin Co-Founder	2009	35,403	0	0	0	35,403
President	2008	34,740	0	0	0	34,740
Chen Xinfa	2009	5,798	0	0	0	5,798
R&D Director	2008	3,004	0	0	0	3,004
Xie Weizhi Vice President in Sales	2009	12,755	0	0	0	12,755
	2008	13,036	0	0	0	13,036

(1) The Company pays salaries in RMB to all executive officers and directors of the board every month. The RMB amount is translated into USD when the Company files SEC documents. The exchange rates used were the average rates of 2009 and 2008. They were 6.83 and 6.95, respectively.

(2) The Company doesn’t pay bonus at present.

Employment Agreements

Zhongtian Mould has entered into an employment agreement with each of its executive officers. Each employment agreement with regular employees has a term of five years, while the employment agreement with the executive officers has a term of eight years. Except for the salary, the terms of the employment agreements are substantially identical, and reflect employment standards common in China as a result of PRC law or custom in China.

Related Party Transactions

The Company generally discourages related party transaction. But from time to time, there may be related party transactions involving the Company and its affiliates, which may disadvantage the other shareholders of the Company and parties dealing with the Company.

See Note 6 to our consolidated financial statements for additional information about related party transactions.

Description of Securities

Description of Capital Stock. We are authorized to issue 100,000,000 shares of $.001par value common stock and 10,000,000shares of $.001par value preferred stock. As of February 10, 2011 there were 100,000 shares of our common stock were issued and outstanding. No preferred stock is issued or outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We have not designated the right and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Our Articles of Association do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Market Price and Dividends on Common Equity and Other Shareholder Matters

Market Information. Our shares of common stock are not registered under the securities laws of any state or other jurisdiction. As of February 11, 2011, there is no public trading market for our common stock.

Reports to Security Holders. We file annual, quarterly and current reports with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We registeredour class of common stock in our Registration Statement on Form 10, which was filed on July 20, 2010, and amended on August 23, 2010 and August 31, 2010.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan. We also do not have an equity compensation plan and do not plan to implement such a plan.

Use of Proceeds of Registered Securities. There were no sales or proceeds during the calendar year ended December 31, 2009, for the sale of registered securities.

Purchases of Equity Securities. None during the period covered by this report.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. We are currently not a party to any legal proceeding and are not aware of any legal claims that we believe will have a material adverse affect on our business, financial condition or operating results.

Indemnification of Directors and Officers

Article 53 of our Articles of Association provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

•	for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02.  Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On February 11, 2010, the Company’s Board of Directors approved the change of its principal independent accountants. On such date, Webb & Company, P.A. was dismissed from serving as the Company’s principal independent accountants and on the same day, MaloneBailey LLP was engaged as the Company’s new principal independent accountants.

The Dismissal of Webb & Company, P.A.

Webb & Company, P.A. was the independent registered public accounting firm for the Company from June 20, 2010 (Inception) to February 11, 2011. None of Webb & Company, P.A.’s reports on the Company’s financial statements, including its report on the Company’s most recent fiscal year ended June 30, 2010 did not, contained an adverse opinion or disclaimer of opinion or was qualified or modified as to audit scope, or accounting principles, but did contain an uncertainty as to the Company’s ability to continue as a going concern

During the Company’s most recent fiscal year ended June 30, 2010 and through the dismissal date of February 11, 2011, there were no disagreements with Webb & Company, P.A., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Webb & Company, P.A., would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K occurred during the period in which Webb & Company, P.A. served as the Company’s principal independent accountants.

In accordance with Item 304(a)(3), the Company has provided Webb & Company, P.A. with a copy of this disclosure and has requested that Webb & Company, P.A. furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the letter from Webb & Company, P.A. addressed to the U.S. Securities and Exchange Commission is filed as Exhibit 16.1 to this 8-K Report

The Engagement of MaloneBailey LLP

During the Company’s most recent fiscal year ended June 30, 2010 and February 11, 2011, the date when the Company engaged MaloneBailey LLP as its principal independent accountants:

(1) The Company did not consult MaloneBailey LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Company’s financial statements;

(2) Neither a written report nor oral advice was provided to the Company by MaloneBailey LLP in which they concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; and

(3) The Company did not consult MaloneBailey LLP regarding any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any of the reportable events set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01.   Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On February 11, 2011, the Company’s Board of Directors resolved to change the fiscal year of the Company from June 30 to December 31.

Item 5.06.  Change in Shell Company Status.

As a result of the consummation of the Exchange described in Item 1.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.  Financial Statements and Exhibits.

Financial Statements

Consolidated Financial Statements of Sino-Mould International Company Limited for the fiscal years ended December 31, 2009 and December 31, 2008 (Audited)

Notes to Consolidated Financial Statements (Audited)

Condensed Consolidated Financial Statements of Sino-Mould International Company Limited for the nine months ended September 30, 2010 and September 30, 2009 (unaudited)

Notes to Condensed Consoldiated Financial Statements (Unaudited)

Unaudited Pro Forma Combined Financial Statements of Sino-Mould International Company Limited for the period ended September 30, 2010

Exhibits

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form 10 filed on July 20, 2010.
3.2	Bylaws. Incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form 10 filed on July 20, 2010.
3.3
Memorandum and Articles of Association of the registrant, filed with the Registrar of Corporate Affairs, Cayman Islands. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 2, 2011.

3.4	Articles of Conversion filed with the Secretary of State for the State of Nevada. Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on February 2, 2011.
10.1
Share Purchase Agreement, dated December 27, 2010, by and among the Company, the Shareholders and KAEYO Investments Ltd. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 2, 2011.

10.2	Share Exchange Agreement dated as of February 11, 2011. *
16.1	Letter, dated February 11, 2011, from Webb & Company, P.A.to the Securities and Exchange Commission.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011

Zhongtian Mould Technologies, Inc.

By: /s/ Chen Fajin
Name: Chen Fajin
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation as filed with the Secretary of State of Nevada. Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form 10 filed on July 20, 2010.
3.2	Bylaws. Incorporated by reference to Exhibit 3.2 to the Company’s registration statement on Form 10 filed on July 20, 2010.
3.3
Memorandum and Articles of Association of the registrant, filed with the Registrar of Corporate Affairs, Cayman Islands. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on February 2, 2011.

3.4	Articles of Conversion filed with the Secretary of State for the State of Nevada. Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on February 2, 2011.
10.1
Share Purchase Agreement, dated December 27, 2010, by and among the Company, the Shareholders and KAEYO Investments Ltd. Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on February 2, 2011.

10.2	Share Exchange Agreement dated as of February 11, 2011. *
16.1	Letter, dated February 11, 2011, from Webb & Company, P.A. to the Securities and Exchange Commission.*

* Filed herewith.

FINANCIAL STATEMENTS

SINO-MOULD INTERNATIONAL COMPANY LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Sino-Mould International Company Limited

We have audited the accompanying consolidated balance sheets of Sino-Mould International Company Limited and Subsidiaries (the “Company”) as of December 31, 2009 and  2008 and the related consolidated statements of operations and other comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements of the Company referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008 and the results of its operations and its cash flows for years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ MaloneBailey, LLP
www.malonebailey.com
10350 Richmond Ave Suite 800
Houston, TX 77042

February 11, 2011

SINO-MOULD INTERNATIONAL COMPANY LIMITED
CONSOLIDATED BALANCE SHEETS
 (In US Dollars)

	December 31,
	2009	2008

ASSETS
Current Assets:
Cash and cash equivalents	$778,686	$338,198
Accounts receivable, net	15,545,532	7,746,031
Trade receivables- related party	303,081	124,601
Amount due from related parties	300,226	-
Inventory, net	453,930	317,545
Other receivables and other current assets	182,146	38,790
Deferred tax assets	80,860	40,156

Total current assets	17,644,461	8,605,321

Property, plant, and equipment, net	1,016,943	758,907

Total assets	$18,661,404	$9,364,228

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term loans	$292,903	$-
Accounts payable	1,272,576	775,111
Payroll payable	354,354	200,083
Income tax payable	3,356,279	1,749,031
Other taxes payable	917,941	475,737

Total current liabilities	6,194,053	3,199,962

Total liabilities	6,194,053	3,199,962

Shareholders’ equity:
Common stock, par value $1 per share,10,000 shares authorized, 10,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	1,415,379	171,216
Statutory reserve	1,379,784	659,426
Accumulated other comprehensive income	367,054	357,861
Retained earnings	9,295,134	4,965,763

Total shareholder’s equity	12,467,351	6,164,266

Total liabilities and shareholders' equity	$18,661,404	$9,364,228

See accompanying notes to the consolidated financial statements

SINO-MOULD INTERNATIONAL COMPANY LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME

 (In US Dollars)

	Years Ended December 31,
	2009	2008

Revenues	$28,277,864	$18,378,086
Cost of goods sold	(17,425,481)	(11,700,650)

Gross profit	10,852,383	6,677,436

Operating expenses:
General and administrative expenses	(718,498)	(552,218)
Sales and marketing expenses	(173,253)	(125,164)

Total operating expenses	(891,751)	(677,382)

Income from operations	9,960,632	6,000,054

Interest income	2,154	3,966

Income before income tax provision	9,962,786	6,004,020

Income tax provision	(2,759,205)	(1,676,837)

Net income	$7,203,581	$4,327,183

Other comprehensive income
Foreign currency translation adjustment	9,193	242,833

Total comprehensive income	$7,212,774	$4,570,016

Net income per share
Basic and Diluted	$720	$433

Weighted average common shares outstanding
Basic and Diluted	10,000	10,000

See accompanying notes to the consolidated financial statements

SINO-MOULD INTERNATIONAL COMANY LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In US Dollars)

		Additional		Accumulated
	Common	Paid-in	Statutory	Comprehensive	Retained
	Stock	Capital	Reserve	Income	Earnings	Total

Balance at January 1, 2008	10,000	$171,216	$226,708	$115,028	$2,069,894	$2,592,846

Allocation of retained earnings to statutory reserve	-	-	432,718	-	(432,718)	-
Dividends	-	-	-	-	(998,596)	(998,596)
Foreign currency translation adjustment	-	-	-	242,833	-	242,833
Net income	-	-	-	-	4,327,183	4,327,183
Balance at December 31, 2008	10,000	171,216	659,426	357,861	4,965,763	6,164,266

Capital contribution	-	1,244,163	-	-	(1,088,643)	155,520
Allocation of retained earnings to statutory reserve	-	-	720,358	-	(720,358)	-
Dividends	-	-	-	-	(1,065,209)	(1,065,209)
Foreign currency translation adjustment	-	-	-	9,193	-	9,193
Net income	-	-	-	-	7,203,581	7,203,581
Balance at December 31, 2009	10,000	$1,415,379	$1,379,784	$367,054	$9,295,134	$12,467,351

See accompanying notes to the consolidated financial statements

SINO-MOULD INTERNATIONAL COMPANY LIM
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In US Dollars)

	Years Ended December 31,
	2009	2008

Cash flows from operating activities:
Net income	$7,203,581	$4,327,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146,048	139,426
Bad debt expenses	162,577	79,002

Changes in assets and liabilities:
Accounts receivable	(8,128,865)	(3,950,128)
Other receivables and other current assets	(143,242)	(22,628)
Inventories	(136,013)	(65,150)
Deferred tax assets	(40,644)	(19,751)
Accounts payable	496,470	118,282
Payroll payable	154,000	18,530
Other taxes payable	441,519	150,809
Income tax payable	1,604,740	840,469

Net cash provided by operating activities	1,760,171	1,616,044

Cash flows from investing activities:
Purchase of property, plant and equipment	(403,233)	(44,086)
Amount due from related parties	(300,063)	-

Cash flow used in investing activities	(703,296)	(44,086)

Cash flows from financing activities:
Proceeds from short-term loans	292,744	-
Capital contribution	155,520	-
Amount due to related parties	-	(566,950)
Dividend paid	(1,065,208)	(998,596)

Cash flow used in financing activities	(616,944)	(1,565,546)

Effect of exchange rate change on cash	557	21,464

Net increase in cash	440,488	27,876

Cash and cash equivalents, beginning of period	338,198	310,322

Cash and cash equivalents, end of period	$778,686	$338,198

See accompanying notes to the consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 1 ─ ORGANIZATION AND OVERVIEW OF BUSINESS

Sino-Mould International Co., Limited (“the Company” or Sino-Mould International) was incorporated under the laws of Hong Kong Special Administrative Region of the PRC on September 15, 2010 in connection with the purpose of  holding the equity interest in Jinjiang Zhongtian Mould Co., Limited (“Jinjiang Zhongtian Mould”) and taking it public.

Jinjiang Zhongtian Mould was incorporated in Jinjiang City, Fujian Province of P. R. China on July 5, 2002 as a limited liability company under the laws of the People’s Republic of China (PRC) with the original registered capital of $181,216 (equivalent to RMB 1.5 million) injected by three Chinese individuals, Mr. Heping Zhuang, Mr. Ziliang Lin and Mr. Fajin Chen. On June 18, 2009, Jinjiang Zhongtian Mould increased its registered capital to $1,425,379(equivalent to RMB 10 million). Since its inception, Jinjiang Zhongtian Mould has engaged in designing, manufacturing and selling shoe-mould to shoe-makers all over the world.

Pursuant to written board resolution of the Company and the Shareholder Agreement of Jinjiang Zhongtian Mould on October 8, 2010, both companies entered into a Share Transfer Agreement on October 10, 2010. Under the share transfer agreement, Jinjiang Zhongtian Mould’s shareholders transferred 100% of Jinjiang Zhongtian Mould’s equity to Sino-Mould International for certain cash consideration and equity interest in the Company.  The reorganization has been accounted for as a common control transaction and a recapitalization of the Company with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

Prior to October, 10, 2010 there were no operating activities in Sino-Mould International.

NOTE 2 ─ SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated. All of the consolidated financial statements have been prepared based on generally accepted accounting principles in the United States of America.

Foreign Currency Translations and Transactions

The Renminbi (“RMB”), the national currency of PRC, is the functional currency of the economic environment in which the operations of the Company are conducted. The Company uses the United States dollars (“U.S. dollars”) for financial reporting purposes.

The Company translates all assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statement of income is translated at average rate during the reporting period. Adjustments resulting from the translation of subsidiary’s financial statements from the functional currency into U.S. dollars are recorded in shareholders’ equity as part of accumulated comprehensive income – translation adjustments. Gains or losses resulting from transactions in currencies other than the functional currency are reflected in the statements of operations and other comprehensive income for the reporting periods.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Revenue Recognition

Revenue generated from sales of shoes mould to customers is recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured. A sales contract signed by both parties is deemed to be persuasive evidence for revenue recognition. Sales terms of products are usually “FOB destination” and the delivery is deemed to occur when the products have been delivered to the sites prescribed by customers. Revenue is recognized when the merchandise is received by the customers, title has passed to the customers and collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Accounts Receivable and Concentration of Credit Risk

During the normal course of business, the Company extends unsecured credit to its customers. Typically credit terms require payment to be made within 90 days of the invoice date. The Company does not require collateral from its customers. The Company maintains its cash accounts at credit worthy financial institutions and closely monitors the movements of its cash positions.

The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company reserve 2% of total AR balance as bad debt allowance in addition to specific identification. After all attempts to collect a specific receivable have failed, the receivable is written off against the allowance. Based on the information available to management, the Company believes that its allowance for doubtful accounts as of December 31, 2008 and 2009 were adequate, respectively. However, actual write-off might exceed the recorded allowance.

The following table presents allowance activities in accounts receivable.

	December 31,
	2009	2008

Beginning balance	$153,940	$74,938
Add: Charge for the year expense	323,266	157,570
Less: Reversal	(160,689)	(78,568)

Ending balance	$316,517	$153,940

Inventories

Inventories are composed of raw materials, work in progress and finished good, most of which are related to shoes mould products. The cost of finished goods comprise of raw materials, direct labor, other direct costs and related productions overheads on unit cost basis, while the cost of work in progress comprises of only raw materials.

Inventories are valued at the lower of cost (based on weighted average method) and the market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost and the written-down of inventory are permanent adjustments. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Shipping and Handling Fees and Costs

All shipping and handling fees charged to customers are included in net revenue, and shipping and handling costs for goods shipped by the Company to customers are included in cost of goods sold.

Property, Plant and Equipment

Properties, plant and equipment are recorded at historical cost, net of accumulated depreciation. The Amount of depreciation is determined using the straight-line method over the estimated useful lives as follows:

Machinery and equipment	5-10 years
Vehicles	5-10 years
Accessory	5 years
Lease improvements	5 years
Others	5-10 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income.

Construction in progress is stated at cost. The cost accumulation process starts from the time the construction project is set-up and ends at the time the project has been completed and ready for their intended commercial use. Cost includes construction of buildings, acquisitions and installation of equipment, and interest charges arising from borrowings used to finance assets during the period of construction or installation and testing.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, other receivables, advances to vendors, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. The fair value of amounts due from or paid to related parties and stockholders are reasonable estimates of their fair value since the amounts will be collected and paid off in a period less than one year.

Impairment of Long-Lived Assets

The Company review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Value Added Tax

Jinjiang Zhongtian Mould is subject to value added tax (VAT) imposed by the PRC government on its domestic product sales. VAT rate for the Company is 17%. The input VAT can be offset against the output VAT and the Company accounts for value added tax on a net basis.

Income Taxes

The Company recognizes deferred tax liabilities and assets when it accounts for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

The company made a comprehensive review of its portfolio of tax positions as a result, the Company recognized no material adjustments to liabilities or shareholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than- not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Comprehensive Income

The Company adopted FASB Accounting Standards Codification 220, Comprehensive Income, which establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income in the statements of operations and other comprehensive income. Comprehensive income) is comprised of net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.

Earnings per Share

Basic earnings  per share includes no dilution and is computed by dividing income  available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. As of December 31, 2009 and 2008, the Company does not have any dilutive securities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Statutory Reserve

The reserves are disclosed separately in the consolidated statements of shareholders’ equity as appropriation of retained earnings. Pursuant to the Company Law of the People’s Republic of China, the profits of Jinjiang Zhontian Mould, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses of previous years, and made appropriations to reserves, as determined by the board of directors in accordance with the PRC accounting standards and regulations.

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, Jinjiang Zhontian Mould incorporated in PRC is required to make annual appropriations to the statutory surplus reserve. In accordance with the relevant PRC regulations and its articles of association, Jinjiang Zhontian Mould is required to allocate a certain percentage of their net income, as determined in accordance with the PRC accounting standards applicable to the company, to the statutory surplus reserve. The Company has the right to decide continuing annual appropriations even such reserve reaches 50 percent of the registered capital of the company which is the lowest threshold for ceasing the appropriations under the Company Law. In general, the statutory reserve shall not be used for dividend distribution purpose.

The Company has appropriated $720,358 and $432,718 as reserve for the statutory surplus reserve for the years ended December 31, 2009 and 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Recently Issued Accounting Pronouncements Adopted

FASB ASU 2009-13
 In October 2009, the FASB issued ASU No. 2009-13, “Revenue Recognition: Multiple-Deliverable Revenue Arrangements” (ASU 2009-13). This update removes the criterion that entities must use objective and reliable evidence of fair value in separately accounting for deliverables and provides entities with a hierarchy of evidence that must be considered when allocating arrangement consideration. The new guidance also requires entities to allocate arrangement consideration to the separate units of accounting based on the deliverables’ relative selling price. The provisions will be effective for revenue arrangements entered into or materially modified in 2011 and must be applied prospectively. The Company is currently evaluating the impact of the provisions of ASU 2009-13.

The Company does not believe that there are any new pronouncements that have been issued since December 14, 2009 that might have a material impact on its consolidated financial statements other than ASU 2009-13.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 3 ─ INVENTORIES

The inventories are as follows:

	December 31
	2009	2008

Raw materials	$62,500	$48,956
Work in progress	285,881	161,306
Finished goods	208,438	210,075
Provision	(102,889)	(102,792)

	$453,930	$317,545

NOTE 4 ─PROPERTY, PLANT AND EQUIPMENT

A summary of property, plant and equipment at cost is as follows:

	December 31,
	2009	2008

Machinery	$1,082,541	$995,309
Accessory	11,247	7,345
Vehicles	230,924	230,708
Lease improvements	117,161	-
Others	134,022	120,877
Construction in progress	183,065	-

	1,758,960	1,354,239

Accumulated depreciation	(742,017)	(595,332)

	$1,016,943	$758,907

The depreciation and amortization for the years ended December 31, 2009 and 2008 were $146,048 and $139,426, respectively.

NOTE 5 ─ INCOME TAXES

Sino-Mould International have not recorded tax provision for U.S. and Hong Kong tax purposes as they have no assessable profits arising in or derived from neither United States nor Hong Kong. Jinjiang Zhongtian Mould is subject to PRC income tax at a rate of 25%.

The income tax provision for the year ended December 31, 2008 and 2009 were as follows:

	Years Ended December 31,
	2009	2008

Current	$2,799,849	$1,696,588
Deferred	(40,644)	(19,751)

	$2,759,205	$1,676,837

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal components of deferred income taxes assets were as follows:

	Years Ended December 31
	2009	2008

Current deferred tax assets:

Bad debt allowance	$80,860	$40,156

The difference between the effective income tax rate and the expected statutory rate was as follows:

	Years Ended December 31,
	2009	2008

Statutory rate	25%	25%

Permanent differences	3	3
Change in valuation allowance	-	-

Effective income tax rate	28%	28%

NOTE 6 ─ RELATED PARTY TRANSACTIONS

Related Party Relationships

Name of Related Parties	Relationship with the Company

Mr. Fajin Chen	a shareholder of the Company
Mr. Ziliang Lin	a shareholder of the Company
Mr. Heping Zhuang	a shareholder of the Company
Fujian Jinjiang Jin Bao Da Shoes Co.,Ltd.	Controlled by Mr. Zhuang Heping
Quanzhou Ko Shi Wai Shoes Co.,Ltd.	Controlled by Mr. Lin Ziliang

Mr. Heping Zhuang, Mr. Fajin Chen, Mr. Ziliang Lin, son of Lin Chinpiao, and another individual, Mr. Weizhi Xie are comprised of the control group of the Company.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

Related Party Sales

Fujian Jinjiang Jin Bao Da Shoes Co., Ltd. and Quanzhou Ko Shi Wai Shoes Co., Ltd. purchased shoes mould from Jinjiang Zhontian Mould as part of components for their respective products. The sales were summarized as follows:

	Years Ended December 31,
	2009	2008
Fujian Jinjiang Jin Bao Da Shoes Co., Ltd.	$546,931	$936,121
Quanzhou Ko Shi Wai Shoes development Co., Ltd.	47,715	22,523

	$594,646	$958,644

Related party trade receivables

	Years Ended December 31
	2009	2008
Fujian Jinjiang Jin Bao Da Shoes Co., Ltd.	$282,651	$106,883
Quanzhou Ko Shi Wai Shoes development Co., Ltd.	20,430	17,718

	$303,081	$124,601

Amount due from related party
Amounts due from related parties as of December 31, 2008 and 2009 and September 30, 2010 are as follows:

	Notes	Years Ended December 31
		2009	2008
Mr. Chen Fajin		$7,323	$-
Mr. Lin Ziliang	(a)	292,903	-
		300,226	-

Note (a): The balance as of December 31, 2009 represented a short-term bank loan on behalf of Mr. Lin Ziliang which is guaranteed by Quanzhou Ko Shi Wai Shoes development Co., Ltd. The loan interest was paid by Mr. Lin Ziliang instead of the Company. Mr. Lin Ziliang had total responsibility for the loan interest disbursement and the loan repayment. Section 402 of the Sarbanese-Oxley Act of 2002 prohibits loans or the extension of credit to officers and directors of a publicly traded company or any of its subsidiaries.  The Company is currently in contravention of these provisions and faces possible regulatory action by the SEC. The Company’s management believes that the following will militate against potential action by the SEC:

The loan was provided to Mr. Lin prior to Jinjiang Zhontian Mould acquisition by the Company;
The Company has settled this loan prior to September 2010.

Dividend

In February 2008, Jinjiang Zhongtian Mould declared dividend in the amount of $627,951 to its stockholders. Dividend was fully paid in cash prior to December 31, 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

In December 2008, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $370,645. The dividend was fully paid in cash prior to December 31, 2008.
In February 2009, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $823,344. The dividend was fully paid in cash prior to December 31, 2009.

In June 2009, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $1,088,644 which was transferred to registered capital.

In December 2009, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $241,865. The dividend was fully paid in cash prior to December 31, 2009.

NOTE 7─ COMMITMENTS AND CONTINGENCIES

Operating Leases

Jinjiang Zhongtian Mould leases its plants and office from several local individuals, and the lease terms varied from 2 years to 3 years with average total monthly rental of $8,420 in year 2008 and $9,063 in year 2009.

Future minimum payments required under operating lease on December 31, 2009 are as follows:

December 31,	Amount

2010	100,866
2011	154,823

$255,689

NOTE 8 ─ CONCENTRATION OF CUSTOMERS AND VENDORS

Major Customers

During the years ended December 31, 2009 and 2008, the Company’s two largest customers together accounted for 33% and 31%, respectively, of the Company’s net revenue. The Company had 32% and 22% outstanding accounts receivable from these customers as of December 31, 2009 and 2008.

Major Suppliers

During the years ended December 31, 2009 and 2008, raw materials purchased from the Company’s five largest suppliers together accounted for approximately 72% and 72% of the Company’s total purchases respectively. The Company had 75% and 81% outstanding accounts payable to these suppliers as of December 31, 2009 and 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 9 – SUPPLEMENTORY INFORMATION ABOUT CASH FLOWS

Cash Paid (received)	Years Ended December 31,
	2008	2009

Interest	$(3,966)	$(2,154)
Income Tax	856,118	1,195,109

Non-cash Transactions	Years Ended December 31,
	2008	2009

Dividend	$-	$(1,088,643)
Additional paid-in capital	-	1,088,643
Appropriation	432,718	720,358
Retain Earnings	(432,718)	(720,358)

NOTE 10-OPERATING RISKS

(a) Country risk

Currently, the Company’s revenues are primarily derived from the sale of shoe-mould to customers in the People’s Republic of China (“PRC”). The Company hopes to expand its operations to other countries, however, such expansion has not commenced and there is no assurance that the Company will be able to achieve such expansion. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

 (b) Exchange risk

The Company can not guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(c) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company’s ability to operate the PRC subsidiaries could be affected.

(d) Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not have any derivative financial instruments as of December 31, 2009 and 2008 and believes its exposure to interest rate risk is not material.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 11 – SUBSEQUENT EVENTS

Sino-Mould and Jinjiang Zhongtian entered into a Share Transfer Agreement on October 10, 2010. Under the share transfer agreement, Jinjiang Zhongtian Mould’s shareholders transferred 100% of Jinjiang Zhongtian Mould’s equity to Sino-Mould International for certain cash consideration and equity interest in the Company.

On February 11, 2011, pursuant to a Share Exchange Agreement Zhongtian Mould Technologies, Inc. acquired 100% of Sino-Mould HK in exchange for  the issuance of 18,100,000  shares of the Zhongtian Mould Technologies, Inc.’s common stock.  The 18,100,000  shares issued to the shareholders of Sino-Mould HK constituted 99% of Zhongtian Mould Technologies, Inc.’s  issued and outstanding capital stock.   The acquisition was accounted for as a recapitalization and Sino-Mould HK is considered the acquirer for accounting and financial reporting purposes.   As a result of the merger, Sino-Mould HK became a wholly-owned subsidiary of Zhongtian Mould Technologies, Inc.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FINANCIAL STATEMENTS

SINO-MOULD INTERNATIONAL COMANY LIMITED
Unaudited

SINO-MOULD INTERNATIONAL COMPANY LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
 (In US Dollars and Unaudited)

	September 30,	December 31,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$1,386,653	$778,686
Accounts receivable, net	15,597,315	15,545,532
Trade receivables - related party	1,033,398	303,081
Advances to suppliers	5,939,876	-
Amount due from related parties	-	300,226
Inventory, net	790,164	453,930
Other receivables and other current assets	88,699	182,146
Deferred tax assets	84,851	80,860

Total current assets	24,920,956	17,644,461

Property, plant, and equipment, net	1,578,140	1,016,943

Total assets	$26,499,096	$18,661,404

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term loans	$-	$292,903
Accounts payable	1,576,881	1,272,576
Payroll payable	349,712	354,354
Income tax payable	4,934,957	3,356,279
Other taxes payable	1,226,214	917,941

Total current liabilities	8,087,764	6,194,053

Total liabilities	8,087,764	6,194,053

Shareholders’ equity:
Common stock, par value $1 per share,10,000 shares authorized, 10,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	1,415,379	1,415,379
Statutory reserves	1,379,784	1,379,784
Accumulated other comprehensive income	675,427	367,054
Retained earnings	14,930,742	9,295,134

Total shareholder’s equity	18,411,332	12,467,351

Total liabilities and shareholders' equity	$26,499,096	$18,661,404

See accompanying notes to the condensed consolidated financial statements

SINO-MOULD INTERNATIONAL CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME

 (In US Dollars and Unaudited)

	Nine Months Ended September 30,
	2010	2009

Revenues	$27,873,265	$20,973,750
Cost of goods sold	(16,850,417)	(12,871,779)

Gross profit	11,022,848	8,101,971

Operating expenses:
General and administrative	(656,449)	(523,583)
Sales and marketing	(179,626)	(124,913)
Gain on disposal of property, plant and equipment	2,843	-

Total operating expenses	(833,232)	(648,496)

Income from operations	10,189,616	7,453,475

Interest income	5,158	1,763

Income before income tax provision	10,194,774	7,455,238

Income tax provision	(2,824,483)	(2,064,374)

Net income	$7,370,291	$5,390,864

Other comprehensive income
Foreign currency translation adjustment	308,373	7,571

Total comprehensive income	$7,678,664	$5,398,435

Net income per share
Basic and Diluted	$737	$539

Weighted average common shares outstanding	10,000	10,000
Basic and Diluted

See accompanying notes to the condensed consolidated financial statements

SINO-MOULD INTERNATIONAL CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In US Dollars and Unaudited)

		Additional		Accumulated
	Common	Paid-in	Statutory	Comprehensive	Retained
	Stock	Capital	Reserves	Income	Earnings	Total

Balance at December 31, 2009	10,000	$1,415,379	$1,379,784	$367,054	$9,295,134	$12,467,351

Dividends	-	-	-	-	(1,734,683)	(1,734,683)
Foreign currency translation adjustment	-	-	-	308,373	-	308,373
Net income	-	-	-	-	7,370,291	7,370,291
Balance at September 30, 2010	10,000	$1,415,379	$1,379,784	$675,427	$14,930,742	$18,411,332

See accompanying notes to the condensed consolidated financial statements

SINO-MOULD INTERNATIONAL CO., LTD
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (In US Dollars and Unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:
Net income	$7,370,291	$5,390,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130,678	109,813
Gain from disposal of property, plant and equipment	(2,843)	-
Bad debt expense	9,703	121,927

Changes in assets and liabilities:
Accounts receivable	(485,135)	(6,096,331)
Advances to suppliers	(5,865,043)	-
Other receivables and other current assets	95,681	(90,850)
Inventories	(323,497)	(87,810)
Deferred tax assets	(2,426)	(30,482)
Accounts payable	276,639	319,862
Payroll payable	(11,220)	74,162
Other taxes payable	287,198	261,665
Income tax payable	1,495,932	1,166,155
Accrued expenses	-	16,464

Net cash provided by operating activities	2,975,958	1,155,439

Cash flows from investing activities:
Purchase of property, plant and equipment	(692,175)	(191,167)
Proceeds from disposal of property, plant and equipment	29,258	-
Amount due from related parties	302,066	(596,615)

Cash flow used in investing activities	(360,851)	(787,782)

Cash flows from financing activities:
Repayment of bank loans	(294,698)
Proceeds from bank loans	-	292,701
Capital contribution	-	155,498
Dividend paid	(1,734,683)	(823,223)

Cash flow used in financing activities	(2,029,381)	(375,024)

Effect of exchange rate change on cash	22,241	274

Net increase (decrease) in cash	607,967	(7,093)

Cash and cash equivalents, beginning of period	778,686	338,198

Cash and cash equivalents, end of period	$1,386,653	$331,105

See accompanying notes to the condensed consolidated financial statements

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 ─ ORGANIZATION AND OVERVIEW OF BUSINESS

Sino-Mould International Co., Limited (“the Company” or Sino-Mould International) was incorporated under the laws of Hong Kong Special Administrative Region of the PRC on September 15, 2010 in connection with the purpose of  holding the equity interest in Jinjiang Zhongtian Mould Co., Limited (“Jinjiang Zhongtian Mould”) and taking it public.

Jinjiang Zhongtian Mould was incorporated in Jinjiang City, Fujian Province of P. R. China on July 5, 2002 as a limited liability company under the laws of the People’s Republic of China (PRC) with the original registered capital of $181,216 (equivalent to RMB 1.5 million) injected by three Chinese individuals, Mr. He-Ping Zhuang, Mr. Ziliang Lin and Mr. Fa-Jin Chen. On June 18, 2009, Jinjiang Zhongtian Mould increased its registered capital to $1,425,379(equivalent to RMB 10 million ). Since its inception, Jinjiang Zhongtian Mould has engaged in designing, manufacturing and selling shoe-mould to shoe-makers all over the world.

Pursuant to written board resolution of the Company in Oct. 8, 2010 and the Shareholder Agreement of Jinjiang Zhongtian Mould on Oct. 8, 2010, both companies entered into a Share Transfer Agreement on Oct. 10, 2010. Under the share transfer agreement, Jinjiang Zhongtian Mould’s shareholders transferred 100% of Jinjiang Zhongtian Mould’s equity to Sino-Mould International for certain cash consideration and equity interest in the Company.  The reorganization has been accounted for as a common control transaction and a recapitalization of the Company with retroactive effect in the accompanying financial statements. The financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods and the reorganization had occurred as of the beginning of the earliest period presented in the accompanying financial statements.

NOTE 2 ─ SUMMARY OF ACCOUNTING POLICIES

Principles of Consolidation

The financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant inter-company accounts and transactions have been eliminated. All of the consolidated financial statements have been prepared based on generally accepted accounting principles in the United States of America.

Foreign Currency Translations and Transactions

The Renminbi (“RMB”), the national currency of PRC, is the functional currency of the economic environment in which the operations of the Company are conducted. The Company uses the United States dollars (“U.S. dollars”) for financial reporting purposes.

The Company translates all assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statement of income is translated at average rate during the reporting period. Adjustments resulting from the translation of subsidiary’s financial statements from the functional currency into U.S. dollars are recorded in shareholders’ equity as part of accumulated comprehensive income – translation adjustments. Gains or losses resulting from transactions in currencies other than the functional currency are reflected in the statements of income for the reporting periods.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

Revenue generated from sales of shoes mould to customers is recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectability is reasonably assured. A sales contract signed by both parties is deemed to be persuasive evidence for revenue recognition. Sales terms of products are usually “FOB destination” and the delivery is deemed to occur when the products have been delivered to the sites prescribed by customers. Revenue is recognized when the merchandise is received by the customers, title has passed to the customers and collectability is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

Accounts Receivable and Concentration of Credit Risk

During the normal course of business, the Company extends unsecured credit to its customers. Typically credit terms require payment to be made within 90 days of the invoice date. The Company does not require collateral from its customers. The Company maintains its cash accounts at credit worthy financial institutions and closely monitors the movements of its cash positions.

The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. The Company reserve 2% of total AR balance as bad debt allowance in addition to specific identification. After all attempts to collect a specific receivable have failed, the receivable is written off against the allowance. Based on the information available to management, the Company believes that its allowance for doubtful accounts as of December 31, 2009 and September 30, 2010 were adequate, respectively. However, actual write-off might exceed the recorded allowance.

The following table presents allowance activities in accounts receivable.

	September 30,	December 31,
	2010	2009
	(Unaudited)
Beginning balance	$316,517	$153,940
Add: Charge for the year expense	335,127	323,266
Less: Reversal	(325,424)	(160,689)

Ending balance	$326,220	$316,517

Inventories

Inventories are composed of raw materials, work in progress and finished good, most of which are related to shoes mould products. The cost of finished goods comprise of raw materials, direct labor, other direct costs and related productions overheads on unit cost basis, while the cost of work in progress comprises of only raw materials.

Inventories are valued at the lower of cost (based on weighted average method) and the market. Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions. The management writes down the inventories to market value if it is below cost and the written-down of inventory are permanent adjustments. The management also regularly evaluates the composition of its inventories to identify slow-moving and obsolete inventories to determine if valuation allowance is required.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Shipping and Handling Fees and Costs

All shipping and handling fees charged to customers are included in net revenue, and shipping and handling costs for goods shipped by the Company to customers are included in cost of goods sold.

Property, Plant and Equipment

Properties, plant and equipment are recorded at historical cost, net of accumulated depreciation. The Amount of depreciation is determined using the straight-line method over the estimated useful lives as follows:

Machinery and equipment	5-10 years
Vehicles	5-10 years
Accessory	5 years
Lease improvements	5 years
Others	5-10 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income.

Construction in progress is stated at cost. The cost accumulation process starts from the time the construction project is set-up and ends at the time the project has been completed and ready for their intended commercial use. Cost includes construction of buildings, acquisitions and installation of equipment, and interest charges arising from borrowings used to finance assets during the period of construction or installation and testing.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, other receivables, advances to vendors, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. The fair value of amounts due from or paid to related parties and stockholders are reasonable estimates of their fair value since the amounts will be collected and paid off in a period less than one year.

Impairment of Long-Lived Assets

The Company review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

Value Added Tax

Jinjiang Zhongtian Mould is subject to value added tax (VAT) imposed by the PRC government on its domestic product sales. VAT rate for the Company is 17%. The input VAT can be offset against the output VAT and the Company accounts for value added tax on a net basis.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company recognizes deferred tax liabilities and assets when it accounts for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

The company made a comprehensive review of its portfolio of tax positions as a result, the Company recognized no material adjustments to liabilities or shareholders’ equity. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than-
not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.  Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income.

Comprehensive Income

The Company adopted FASB Accounting Standards Codification 220, Comprehensive Income, which establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income in the statements of operations and other comprehensive income. Comprehensive income is comprised of net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.

Earnings Per Share

Basic earnings  per share includes no dilution and is computed by dividing income  available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. As of September 30, 2010 and December 31, 2009, the Company does not have any dilutive securities.

Statutory Reserve

The reserves are disclosed separately in the statement of changes in equity as appropriation of retained earnings. Pursuant to the Company Law of the People’s Republic of China, the profits of Jinjiang Zhontian Mould, are available for distribution in the form of cash dividends after they have satisfied all the PRC tax liabilities, provided for losses of previous years, and made appropriations to reserves, as determined by the board of directors in accordance with the PRC accounting standards and regulations.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, Jinjiang Zhontian Mould incorporated in PRC is required to make annual appropriations to the statutory surplus reserve. In accordance with the relevant PRC regulations and its articles of association, Jinjiang Zhontian Mould is required to allocate a certain percentage of their net income, as determined in accordance with the PRC accounting standards applicable to the company, to the statutory surplus reserve. The Company has the right to decide continuing annual appropriations even such reserve reaches 50 percent of the registered capital of the company which is the lowest threshold for ceasing the appropriations under the Company Law. In general, the statutory reserve shall not be used for dividend distribution purpose.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

NOTE 3─ INCOME TAXES

Sino-Mould International have not recorded tax provision for U.S. and Hong Kong tax purposes as they have no assessable profits arising in or derived from neither United States nor Hong Kong. Jinjiang Zhongtian Mould is subject to PRC income tax at a rate of 25%.

The income tax provisions were as follows:

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Current	$2,826,909	$2,094,856
Deferred	(2,426)	(30,482)

	$2,824,483	$2,064,374

Deferred tax assets and liabilities reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The principal components of deferred income taxes assets were as follows:

	September 30,	December 31
	2010	2009
	(Unaudited)
Current deferred tax assets:
Bad debt allowance	$84,851	$80,860

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The difference between the effective income tax rate and the expected statutory rate was as follows:

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Statutory rate	25%	25%
Permanent differences	3	3
Change in valuation allowance	-	-

Effective income tax rate	28%	28%

NOTE 4 ─ RELATED PARTY TRANSACTIONS

Related Party Relationships

Name of Related Parties	Relationship with the Company

Mr. Fajin Chen	a shareholder of the Company
Mr. Ziliang Lin	a shareholder of the Company
Mr. Heping Zhuang	a shareholder of the Company
Fujian Jinjiang Jin Bao Da Shoes Co.,Ltd.	Controlled by Mr. Zhuang Heping
Quanzhou Ko Shi Wai Shoes Co.,Ltd.	Controlled by Mr. Lin Ziliang

Mr. Heping Zhuang, Mr. Fajin Chen, Mr. Ziliang Lin, son of Lin Chinpiao, and another individual, Mr. Weizhi Xie are comprised of the control group of the Company.

Related Party Sales

Fujian Jinjiang Jin Bao Da Shoes Co.,Ltd. and Quanzhou Ko Shi Wai Shoes Co.,Ltd. purchased shoes mould from Jinjiang Zhontian Mould as part of components for their respective products. The sales were summarized as follows:

	Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Fujian Jinjiang Jin Bao Da Shoes Co., Ltd.	$956,510	$403,203
Quanzhou Ko Shi Wai Shoes development Co., Ltd.	75,929	42,830

	$1,032,439	$446,033

Related party trade receivables

	September 30,	December 31,
	2010	2009
	(Unaudited)
Fujian Jinjiang Jin Bao Da Shoes Co., Ltd.	$1,006,552	$282,651
Quanzhou Ko Shi Wai Shoes development Co., Ltd.	26,846	20,430

	$1,033,398	$303,081

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Amount due from related party
Amounts due from related parties are as follows:

	Notes	September 30,	December 31,
		2010	2009
		(Unaudited)
Mr. Fajin Chen		$-	$7,323
Mr. Ziliang Lin	(a)	-	292,903
		-	300,226

Note (a): The balance as of December 31, 2009 represented a short-term bank loan on behalf of Mr. Lin Ziliang which is guaranteed by Quanzhou Ko Shi Wai Shoes development Co., Ltd. The loan interest was paid by Mr. Lin Ziliang instead of the Company. Mr. Lin Ziliang had total responsibility for the loan interest disbursement and the loan repayment. Section 402 of the Sarbanese-Oxley Act of 2002 prohibits loans or the extension of credit to officers and directors of a publicly traded company or any of its subsidiaries.  The Company is currently in contravention of these provisions and faces possible regulatory action by the SEC. The Company’s management believes that the following will militate against potential action by the SEC:

The loan was provided to Mr. Lin prior to Jinjiang Zhontian Mould acquisition by the Company;
The Company has settled this loan prior to September 2010.

Dividend

In February 2009, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $ 823,344. The dividend was fully paid in cash prior to December 31, 2009.

In June 2009, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $ 1,088,644 which was transferred to registered capital.

In December 2009, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $ 241,865. The dividend was fully paid in cash prior to December 31, 2009.

In January 2010, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $ 1,105,119. The dividend was fully paid in cash prior to September 30, 2010.

In September 2010, Jinjiang Zhongtian Mould declared dividend to its stockholders in the amount of $ 629,564. The dividend was fully paid in cash prior to September 30, 2010.

NOTE 5─ COMMITMENTS AND CONTINGENCIES

Operating Leases

Jinjiang Zhongtian Mould leases its plants and office from several local individuals, and the lease terms varied from 2 years to 3 years with average total monthly rental of $16,615 and $9,063 in the nine months ended September 30, 2010 and 2009 respectively.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Future minimum payments required under operating lease on September 30, 2010 are as follows:

December 31,	Amount

2010	25,217
2011	154,823

$180,040

NOTE 6 ─ CONCENTRATION OF CUSTOMERS AND VENDORS

Major Customers

During the nine months ended September 30, 2010, the Company’s two largest customers together accounted for 32% of the Company’s net revenue. The Company had 21% outstanding accounts receivable from these customers as of September 30, 2010.

Major Suppliers

During the nine months ended September 30, 2010, raw materials purchased from the Company’s five largest suppliers together accounted for approximately 72% of the Company’s total purchases. The Company had 77% outstanding accounts payable to these suppliers as of September 30, 2010.

NOTE 7 – SUPPLEMENTORY INFORMATION ABOUT CASH FLOWS

Cash Paid (received)	Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Interest	$(5,158)	$(1,763)
Income Tax	1,330,977	928,837

Non-cash Transactions	Nine Months Ended September 30,
	2010	2009
	(Unaudited)	(Unaudited)
Dividend	$-	$(1,088,643)
Additional paid-in capital	-	1,088,643

NOTE 8-OPERATING RISKS

(a) Country risk

Currently, the Company’s revenues are primarily derived from the sale of shoe-mould to customers in the People’s Republic of China (“PRC”). The Company hopes to expand its operations to other countries, however, such expansion has not commenced and there is no assurance that the Company will be able to achieve such expansion. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company’s financial condition.

(b) Exchange risk

The Company can not guarantee the Renminbi, US dollar exchange rate will remain steady, therefore the Company could post the same profit for two comparable periods and post higher or lower profit depending on exchange rate of Renminbi and US dollars. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(c) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC currently allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations relating to ownership of a Chinese corporation are changed by the PRC government, the Company’s ability to operate the PRC subsidiaries could be affected.

(d) Interest risk

The Company is exposed to interest rate risk arising from short-term variable rate borrowings from time to time. The Company’s future interest expense will fluctuate in line with any change in borrowing rates. The Company does not have any derivative financial instruments as of September 30, 2009 and 2008 and believes its exposure to interest rate risk is not material.

NOTE 9 – SUBSEQUENT EVENTS

Sino-Mould and Jinjiang Zhongtian Mould entered into a Share Transfer Agreement on October 10, 2010. Under the share transfer agreement, Jinjiang Zhongtian Mould’s shareholders transferred 100% of Jinjiang Zhongtian Mould’s equity to Sino-Mould International for certain cash consideration and equity interest in the Company. .

On February 11, 2011, pursuant to a Share Exchange Agreement Zhongtian Mould Technologies, Inc. acquired 100% of Sino-Mould HK in exchange for  the issuance of 18,100,000  shares of the Zhongtian Mould Technologies, Inc.’s common stock.  The 18,100,000  shares issued to the shareholders of Sino-Mould HK constituted 99% of Zhongtian Mould Technologies, Inc.’s  issued and outstanding capital stock.   The acquisition was accounted for as a recapitalization and Sino-Mould HK is considered the acquirer for accounting and financial reporting purposes.  As a result of the merger, Sino-Mould HK became a wholly-owned subsidiary of Zhongtian Mould Technologies, Inc.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

Unaudited Pro Forma Combined Financial StatementsBalance Sheet of Sino-Mould International Company Limited as of September 30, 2010.

Zhongtian Mould Technologies, Inc.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
September 30, 2010

		Zhongtian Mould Technologies, Inc.	Sino-Mould HK	Pro Forma Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$		$1,386,653	$			$1,386,653
Accounts receivable			15,597,315				15,597,315
Related party trade receivables			1,033,398				1,033,398
Advances to suppliers			5,939,876				5,939,876
Inventory			790,164				790,164
Other receivables and other current assets			88,699				88,699
Deferred tax assets			84,851				84,851
Total current assets		-	24,920,956		-		24,920,956
Property and equipment, net			1,578,140				1,578,140
Total assets		$-	$26,499,096		$-		$26,499,096

Liabilities and shareholders’ equity

Current liabilities:
Accounts payable		6,464	1,576,881				1,583,345
Payroll payable			349,712				349,712
Income taxe payable			4,934,957				4,934,957
Other taxes payable			1,226,214				1,226,214
Total current liabilities		6,464	8,087,764		-		8,094,228

Total liabilities		6,464	8,087,764		-		8,094,228

Shareholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized,
none issued and outstanding		-					-
Common stock, $0.001 par value; 100,000,000 shares authorized,							-
100,000 issued and outstanding		100	10,000		(10,100)	(1)	-
18,200,000 issued and outstanding					18,200	(1)	18,200
Additional paid in capital		900	1,415,379		(8,100)	(1)	1,408,179
Appropriation of retained earnings(reserves)			1,379,784				1,379,784
Accumulated other comprehensive income		(7,464)	675,427				667,963
Retained earnings			14,930,742				14,930,742
Total shareholders’ equity		(6,464)	18,411,332		-		18,404,868

Total liabilities and shareholders’ equity		$-	$26,499,096		$-		$26,499,096

(1) To reflect the share exchange and recapitalization described in Note 2 below

NOTE 1 - Basis of Presentation

The unaudited pro forma consolidated balance sheet as of September 30, 2010 was based on the unaudited balance sheet of Zhongtian Mould Technologies, Inc. ("the Company") and the unaudited balance sheet of Sino-Mould International Company Limited (“Sino-Mould HK”) as of September 30, 2010 combined with pro forma adjustments to give effect to the merger as if it occurred on September 30, 2010.

These unaudited pro forma financial statements are provided for illustrative purposes and do not purport to represent what the Company’s financial position would have been if such transactions had occurred on the above mentioned dates. These statements were prepared based on accounting principles generally accepted in the United States. The use of estimates is required and actual results could differ from the estimates used. The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

NOTE 2 - Reverse Merger

On February 11, 2011 the Company acquired 100% of Sino-Mould HK in exchange for  the issuance of 18,100,000  shares of the Company's common stock.  The 18,100,000  shares issued to the shareholders of Sino-Mould HK constituted 99% of our issued and outstanding capital stock.

The acquisition was accounted for as a recapitalization and Sino-Mould HK is considered the acquirer for accounting and financial reporting purposes.   As a result of the merger, Sino-Mould HK became a wholly-owned subsidiary of the Company.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.